Exhibit 10.1

*** Confidential portions of this document have been redacted and filed separately with the Commission.

OFFICE LEASE

KILROY REALTY

KILROY SABRE SPRINGS

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

BRIDGEPOINT EDUCATION, INC.,

a Delaware corporation,

as Tenant.

i

INDEX

Page(s)

13480 Lease	7
13480 Premises	7
13500 Lease	7
13500 Premises	7
Abatement Event	13
Accountant	25
Actual Cost	28
Additional Notice	13
Additional Rent	14
Advocate Arbitrators	10
Alterations	30
Applicable Laws	56
Approved Assignee	8
Approved Bank	51
Arbitration Agreement	11
Award	12
Bank Prime Loan	57
Base Building	31
Base Rent	13
Base Year	14
BOMA	6
Briefs	11
Brokers	65
BS/BS Exception	29
Building	1, 5
Building Common Areas,	6
Building Common Areas	6
Building Hours	26
Building Structure	29
Building Systems	29
Building Top Sign Specifications	55
Business Hours	26
Cap	19
CC&Rs	26
Common Areas	6
Communication Equipment	69
Comparable Area	2
Contract Rate Schedule	9
Contract Rent	9
Control,	45

Page(s)

Controllable Expenses	19
Cost Pools	22
Damage Termination Date	38
Damage Termination Notice	38
Direct Expenses	14
Eligibility Period	13
Environmental Laws	67
Estimate	23
Estimate Statement	23
Estimated Excess	23
Excess	22
Exercise Conditions	8
Exercise Notice	9
Expense Year	14
First Rebuttals	11
Force Majeure	62
Hazardous Material(s)	67
Holidays	26
HVAC	26
Identification Requirements	67
Increases	18
Interest Rate	57
Kilroy Sabre Springs	1, 5
Landlord	1
Landlord Parties	33
Landlord Repair Notice	37
Landlord Response Date	10
Landlord Response Notice	9
Landlord’s Initial Statements	12
Landlord’s Option Rent Calculation	10
Landlord’s Rebuttal Statement	12
L-C Amount	51
L-C Expiration Date	51
L-C Transfer Cap	52
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	66
Mail	63
Market Rate Schedule	8

Page(s)

Memorandum	61
Neutral Appraiser	10
Neutral Arbitrator	10
New Services	19
Nondisturbance Agreement	47
Notices	63
Objectionable Name	55
Operating Expenses	14
Option Rent	8
Option Term	8
Original Improvements	35
Original Tenant	8
Other Improvements	69
Outside Agreement Date	10
Permitted Chemicals	68
Permitted Transferee	45
Permitted Use	3
Premises	5
Project	5
Project Common Areas	6
Project Common Areas,	6
Proposition 13	20
Reminder Notice	9
Renovations	66
Rent.	14
Replacement Premises	53
Review Period	24
Right Holders	8
Second Rebuttals	11
Statement	22
Subject Space	41
Summary	1
Tax Expenses	19
TCCs	5
Tenant	1
Tenant Election Notice	10
Tenant Parties	33
Tenant’s Building-Top Signage	55
Tenant’s Initial Statements	12
Tenant’s Option Rent Calculation	9
Tenant’s Rebuttal Statement	12
Tenant’s Security System	29

v

Page(s)

Tenant’s Share	21
Transfer	44
Transfer Costs	43
Transfer Notice	41
Transfer Premium	43
Transferee	41
Transfers	41
Unusable Area	13
Utilities Costs	21
Work Letter Agreement	5

KILROY SABRE SPRINGS

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		May 7, 2009.

2.	Premises:

	2.1	Building:

That certain six (6)-story office building (the “Building”) located at 13520 Evening Creek Drive North, San Diego, California 92128-8104, which is comprised of approximately 140,915 rentable square feet.

	2.2	Premises:	Approximately 18,242 rentable (15,864 usable) square feet of space located on the fifth (5th) floor of the Building, commonly known as Suite 550, as further identified in Exhibit A to the Lease.

	2.3	Project:	The Building is part of an office project known as “Kilroy Sabre Springs,” as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term (Article 2):

	3.1	Length of Term:	Approximately seven (7) years and ten (10) months.

	3.2	Lease Commencement Date:	May 7, 2009.

	3.3	Lease Expiration Date:	February 28, 2017.

	3.4	Option Term:	One (1) five (5)-year option to renew, as more particularly set forth in Section 2.2 of this Lease.

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4.	Base Rent (Article 3):

Period during Lease Term*	Annualized Base Rent*	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
May 7, 2009 — May 31, 2010*	$656,712.00	$54,726.00	$3.000
June 1, 2010 — May 31, 2011	[***]	[***]	[***]
June 1, 2011 — May 31, 2012	[***]	[***]	[***]
June 1, 2012 — May 31, 2013	[***]	[***]	[***]
June 1, 2013 — May 31, 2014	[***]	[***]	[***]
June 1, 2014 — May 31, 2015	[***]	[***]	[***]
June 1, 2015 — May 31, 2016	[***]	[***]	[***]
June 1, 2016 — February 28, 2017	$864,188.16	$72,015.68	$3.948

*  Base Rent shall commence to accrue upon the Lease Commencement Date and shall first (1st) be escalated upon (i) the first (1st) day of the twelfth (12th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on the first (1st) day of any calendar month, or (ii) the first (1st) day of the thirteenth (13th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on other than the first (1st) day of any calendar month.

5.	Base Year (Article 4):	Calendar year 2009.

6.	Tenant’s Share (Article 4):	Twelve and ninety-five one-hundredths percent (12.95%) of the Building.

7.	Permitted Use (Article 5):

Tenant shall use the Premises solely for general office use and uses incidental thereto, including, without limitation, support for online services (the “Permitted Use”); provided, however, that notwithstanding

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anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Section 5.2 of this Lease, (B) all “Applicable Laws,” as that term is set forth in Article 24 of this Lease, (C) all applicable zoning, building codes and the “CC&Rs,” as that term is set forth in Section 5.3 of this Lease, and (D) the character of the Project as a first-class office building Project.

8.	Letter of Credit (Article 21):	$[***].

9.	Parking Passes (Article 28):

A total of sixty-Three (63) parking passes, fifty-seven (57) of which shall be unreserved parking passes, and six (6) of which shall be for reserved parking spaces, as more particularly set forth in, and pursuant to the terms and conditions of, Article 28.

10.	Address of Tenant (Section 29.18):	Bridgepoint Education, Inc. 13500 Evening Creek Drive North, Suite 600 San Diego, California 92128 Facsimile No.: 858-408-2903 Attention: Kenny Lin [Prior to, and following, Lease Commencement Date]

with copies to:

Sheppard Mullin Richter & Hampton LLC 12275 El Camino Real, Ste 200 San Diego, California 92130-2006 Attention: Richard L. Kintz, Esq. Facsimile: 858-509-3691

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

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12.	Broker(s) (Section 29.24):

	Representing Tenant: Grubb & Ellis/BRE Commercial 4350 La Jolla village Dr., Suite 500 San Diego, California 92122 Attention: Mr. Chris Hobson	Representing Landlord: None

13.	Improvement Allowance (Section 2 of Exhibit B):	An amount equal to $[***] per usable square foot of the Premises (i.e., an amount anticipated to total [***] ($[***] based upon 15,864 usable square feet in the Premises).

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1           Premises, Building, Project and Common Areas.

1.1.1        The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises shall have approximately the number of rentable square feet as set forth in Section 2.2 of the Summary.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Work Letter Agreement attached hereto as Exhibit B (the “Work Letter Agreement”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter Agreement.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to (i) punchlist items provided to Landlord in writing within thirty (30) days following Landlord’s delivery of the Premises to Tenant, (ii) latent defects to the extent identified and, thereafter, promptly communicated to Landlord, (iii) Landlord’s ongoing obligations set forth in Sections 1.1.3 and 29.33, and Articles 7 and 24 of this Lease, and (iv) the terms of the Work Letter Agreement.

1.1.2        The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”).  The Building is part of an office project known as “Kilroy Sabre Springs.”  The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office buildings commonly known as 13480 and 13500 Evening Creek Drive North (respectively, the “13480 Building” and “13500 Building”), which are located adjacent to the Building and the land upon which such adjacent office building is located, and (iv) the adjacent land (commonly known as Phase II) and any buildings or other improvements subsequently added thereon.

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1.1.3        Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”).  The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.”  The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project reasonably designated as such by Landlord.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building reasonably designated as such by Landlord.  The Common Areas shall be maintained and operated in a manner consistent with the “Comparable Buildings” as that term is set forth in Section 4 of Exhibit G, attached to this Lease.  Notwithstanding anything set forth herein to the contrary, the use of the Common Areas shall be subject to the express provisions of this Lease and such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not (a) unreasonably interfere with the rights granted to Tenant under this Lease and the Permitted Use granted under Section 5.1, below or (b) materially increase the cost of Tenant’s occupancy of the Premises through a material increase in Additional Rent.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant’s rights or access hereunder, or otherwise materially interferes with Tenant’s ability to use the Premises for the Permitted Use.  Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.2           Verification of Rentable Square Feet of Premises and Building.  For purposes of this Lease, “rentable square feet” and “usable square feet” shall be calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996, and its accompanying guidelines (collectively, “BOMA”).  Within thirty (30) days after the Lease Commencement Date, Landlord’s space planner/architect shall measure the rentable and usable square feet of the Premises, and thereafter such determined rentable square footages of the Premises shall be presented to Tenant in writing.  Tenant’s space planner/architect may review Landlord’s space planner/architect’s determination of the number of rentable square feet and usable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant’s receipt of Landlord’s space planner/architect’s written determination, object to such determination by written notice to Landlord.  Tenant’s failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant’s acceptance of Landlord’s space planner/architect’s determination.  If Tenant objects to such determination, Landlord’s space planner/architect and Tenant’s space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of the Premises.  If Landlord’s space planner/architect and Tenant’s space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises pursuant to BOMA.  Such third party

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independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant.  [***] pay [***] of the fees and expenses of the independent third party space measurement professional.  If the Lease Term commences prior to such final determination, [***] determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.  In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the “Rent” and any “Security Deposit,” as those terms are defined in Section 4.1 and Article 21 of this Lease, respectively, and the amount of the “Improvement Allowance,” as that term is defined in Section 2.1 of the Work Letter Agreement) shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.3           13480 Premises; 13480 Lease.  Landlord and Tenant are parties to that certain Office Lease dated as of January 31, 2008 (the “13480 Lease”), whereby Tenant leases from Landlord, and Landlord leases to Tenant those certain premises consisting of the entirety of the 13480 Building (the “13480 Premises”).  The terms of the 13480 Lease shall govern Tenant’s lease of the 13480 Premises in all respects and the terms of this Lease shall not be applicable with respect to the 13480 Lease, except to the extent expressly set forth to the contrary herein and therein.

1.4           13500 Premises; 13500 Lease.  Landlord and Tenant are parties to that certain Office Lease dated as of January 31, 2008 (the “13500 Lease”), whereby Tenant leases from Landlord, and Landlord leases to Tenant those certain premises consisting of the entirety of the 13500 Building (the “13500 Premises”).  The terms of the 13500 Lease shall govern Tenant’s lease of the 13500 Premises in all respects and the terms of this Lease shall not be applicable with respect to the 13500 Lease, except to the extent expressly set forth to the contrary herein and therein.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1           Initial Lease Term.  The TCCs and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, the first Lease Year shall commence on the Lease Commencement Date and end on (i) the last day of the eleventh (11th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on the first (1st) day of any calendar month, or (ii) the last day of the twelfth (12th) calendar month after the calendar month in which the Lease Commencement Date occurs if the Lease Commencement Date occurs on other than

*** Confidential portions of this document have been redacted and filed separately with the Commission.

the first (1st) day of any calendar month, and, in either case, the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall, after confirming the accuracy thereof, execute and return to Landlord within five (5) business days of receipt thereof.

2.2           Option Term.

2.2.1        Option Right.  Landlord hereby grants the Tenant originally named herein (the “Original Tenant”), its “Permitted Transferees,” as that term is set forth in Section 14.8 of this Lease, and any approved assignee of all of Original Tenant’s interest in this Lease, the 13480 Lease and the 13500 Lease (defined in Section 1.4) pursuant to the TCCs of Article 14 (an “Approved Assignee”) (collectively, the “Right Holders”), one (1) option to extend the Lease Term for the entire Premises, by a period of five (5) years (the “Option Term”).  Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure periods) more than once during the prior [***]month period, (iii) Landlord reasonably determines that Tenant is a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with Tenant’s lease of the Premises during the Option Term, and (iv) this Lease then remains in full force and effect and Original Tenant, its Permitted Transferees and/or its Approved Assignees are then in occupancy of no less than [***] of the rentable square footage of the Premises (the foregoing items (i) through (iv) collectively constituting the “Exercise Conditions”).  Upon the proper exercise of such option to extend, and provided that, as of the end of the Lease Term, there is no then existing violation of the Exercise Conditions, the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 2.2 shall only be exercised by the Right Holders (but not any other assignee, sublessee or other transferee of Tenant’s interest in this Lease).

2.2.2        Option Rent.  The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to [***] of the “Market Rent,” as that term is defined in, and determined pursuant to, Exhibit G attached hereto, during the Option Term; provided, however, that the Market Rent for each Lease Year during the Option Term shall be equal to the amount set forth on a “Market Rate Schedule,” as that term is defined below, and under no circumstances shall the Market Rent for any Lease Year occurring during the Option Term, as set forth on the Market Rate Schedule, be less than the corresponding “Contract Rent,” as that term is defined below, as such Contract Rent is set forth on the “Contract Rate Schedule,” as that term is defined below.  The “Market Rate Schedule” shall be derived from the Market Rent for the Option Term as determined pursuant to Exhibit G, attached hereto, as follows:  (i) the Market Rent for the first Lease Year of the Option Term shall be equal to the sum of [***], and (ii) the Market Rent for each subsequent Lease Year shall be equal to [***] of the prior Lease Year’s Market Rent.  The “Contract Rate Schedule” shall be derived from the Base Rent applicable to the Premises for the Lease Year immediately preceding the Option Term, as follows:  (x) the

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“Contract Rent” for the first Lease Year of the Option Term shall equal the sum of (A) the Base Rent in effect under this Lease for the Lease Year immediately preceding the commencement of the Option Term, (B) an amount equal to the “Excess” (as defined in Section 4.4) which is due under Article 4 of this Lease for the Base Year immediately preceding the commencement of the Option Term, and (C) an amount equal to the monthly amortization reimbursement payment for the “Renewal Allowance” (as defined in Section 3 of Exhibit G to this Lease) to be paid by Landlord in connection with Tenant’s lease of the Premises for the Option Term, with such Renewal Allowance being amortized at a reasonable rate of return to Landlord based on the rates of return then being received by the landlords of the Comparable Buildings in connection with tenant improvement allowances then be granted by such landlords, and (y) the Contract Rent for each subsequent Lease Year shall be equal to [***] of the prior Lease Year’s Contract Rent.  The calculation of the Market Rent shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions,” as provided for in Exhibit G.  Notwithstanding anything set forth in this Lease to the contrary, the Base Year for the Option Term with respect to the Renewal Premises shall be the calendar year in which the Option Term commences.

2.2.3        Exercise of Option.  The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3.  Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is irrevocably exercising its extension option; provided, however, in the event Tenant fails to deliver the Exercise Notice by the date which is twelve (12) months prior to the expiration of the initial Lease Term, then Landlord shall deliver Tenant written notice of such failure (the “Reminder Notice”), in which event, notwithstanding the failure identified in such Reminder Notice, Tenant shall be deemed to have timely delivered the Exercise Notice as long as the same is delivered to Landlord within five (5) business days following Tenant’s receipt of the Reminder Notice.  If Tenant timely delivers an Exercise Notice to Landlord, then, on or before the date which is nine (9) months prior to the expiration of the initial Lease Term, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”).  Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date that is eight (8) months prior to the end of the Lease Term (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”).  Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant shall deliver written notice to Landlord (the “Tenant Election Notice”), which shall set forth Tenant’s election to either (i) accept the Market Rent contained in the Landlord’s Option Rent Calculation or (ii) reject the Market Rent contained in the Landlord’s Option Rent Calculation, in which event the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.  Tenant’s failure to timely deliver the Tenant Election Notice shall be conclusively deemed to constitute Tenant’s election to proceed pursuant to alternative (ii) from the immediately preceding sentence.

2.2.4        Determination of Market Rent.  In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts.  If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the

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Landlord’s Option Rent Calculation (the “Outside Agreement Date”), then each party shall make a separate, final and binding determination of the Market Rent, and within five (5) days following the Outside Agreement Date, such determinations shall be submitted to the other party and to the arbitrators pursuant to the TCCs of this Section 2.2.4.

2.2.4.1     Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a commercial real estate lease broker or commercial real estate lease appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of Comparable Buildings.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease.  Each arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions.  The arbitrators so selected by Landlord and Tenant shall be deemed the “Advocate Arbitrators”.

2.2.4.2     The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third (3rd) arbitrator (“Neutral Arbitrator”) who shall be a commercial real estate lease attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings, except that neither the Landlord or Tenant or either party’s Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to or subsequent to his or her appearance; provided, however, the Neutral Arbitrator shall retain an appraiser (the “Neutral Appraiser”) to assist such Neutral Arbitrator (which Neutral Appraiser shall be selected by the Advocates Arbitrators).  The Neutral Appraiser shall be retained for the sole purpose of advising and assisting the Neutral Arbitrator, and such Neutral Appraiser shall not have an independent vote as the whether Landlord’s or Tenant’s submitted Market Rent is closest to the Market Rent.  In no event shall either the Neutral Arbitrator or the Neutral Appraiser have represented (or have been engaged to represent) Landlord or Tenant during the five (5) year period preceding the Outside Agreement Date or have any business or ownership affiliation with either of the Advocate Arbitrators during such five (5) year period (as opposed to having had professional interaction with the same).  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.3     The parties shall, in connection with the determination of the Market Rent, enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:  (i) each party’s final and binding Market Rent determination, (ii) an agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an Exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, (iii) instructions to be followed by the Neutral Arbitrator when conducting such arbitration, which instructions shall be mutually and reasonably prepared by Landlord and Tenant and which instructions shall be consistent with the terms and conditions of this Lease, (iv) that Landlord and Tenant shall each have the right to have its Advocate Arbitrator submit to the Neutral Arbitrator (with a copy to the other parties), on or before a date

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agreed upon by Landlord and Tenant, an advocate statement (and any other information such Advocate Arbitrator deems relevant), in support of Landlord’s or Tenant’s respective Market Rent determination (the “Briefs”), (v) that within three (3) business days following the exchange of Briefs by each of the Advocate Arbitrators, the Advocate Arbitrators representing Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other parties) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted, (vi) that within three (3) business days following Landlord’s and/or Tenant’s receipt of the other party’s First Rebuttal, the Advocate Arbitrators representing Landlord and Tenant, as applicable, shall have the right to provide the Neutral Arbitrator (with a copy to the other parties) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted, (vii) the date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by the Advocate Arbitrators representing Landlord and Tenant, taking into consideration the schedules of the Landlord, the Tenant, the Neutral Arbitrator, and the Advocate Appraisers, which date shall in any event be within fifteen (15) business days following the appointment of the Neutral Arbitrator, (viii) that no discovery shall take place in connection with the arbitration, (ix) that the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by the Advocate Arbitrators representing Landlord or Tenant and information provided by the Neutral Appraiser based upon such Neutral Appraiser’s review of the factual information presented by the Advocate Arbitrators representing Landlord or Tenant (except that the Neutral Arbitrator, with representatives from each of Landlord and Tenant, shall have the right to visit the Comparable Buildings), (x) the specific persons that shall be allowed to attend the arbitration, (xi) the Advocate Arbitrator representing Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Tenant’s Initial Statements”), (xii) following Tenant’s Initial Statement, the Advocate Arbitrator representing Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours (“Landlord’s Initial Statements”), (xiii) following Landlord’s Initial Statements, the Advocate Arbitrator representing Tenant shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments offered in Landlord’s Initial Statements (“Tenant’s Rebuttal Statement”), (xiv) following Tenant’s Rebuttal Statement, the Advocate Arbitrator representing Landlord shall have up to one (1) additional hour to present additional arguments and/or to rebut the arguments offered in Tenant’s Initial Statements and Tenant’s Rebuttal Statement (“Landlord’s Rebuttal Statement”), (xv) that the Neutral Arbitrator shall render a decision (“Award”) indicating whether Landlord’s or Tenant’s submitted Market Rent is closest to the Market Rent as determined by the Neutral Arbitrator, (xvi) that following notification of the Award, the Landlord’s or Tenant’s submitted Market Rent determination, whichever is selected by the Neutral Arbitrator as being closest to the Market Rent, shall become the then applicable Market Rent, and (xvii) that the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

2.2.4.4     If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition

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the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.4.5     If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.4.6     The costs of the Neutral Arbitrator and Neutral Appraiser shall be [***].  The costs of the Advocate Arbitrator representing the Tenant shall be borne by the Tenant.  The Costs of the Advocate Arbitrator representing the Landlord shall be borne by the Landlord.  The costs of petitioning any judge under Section 2.2.4.4 shall be [***].  The costs of petitioning any judge under Section 2.2.4.5 shall be [***].

ARTICLE 3

BASE RENT

3.1           Base Rent.  Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent.  All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2           Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) repairs, maintenance or alterations performed by Landlord, or which Landlord failed to perform, before or after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project (including the Common Areas), or the Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided); or (ii) the failure by Landlord to provide necessary services, utilities, parking spaces (unless replacement parking spaces and reasonable accommodations associated therewith are

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provided by Landlord), or ingress to and egress from the Building, Project (including the Common Areas), or Premises as required pursuant to the TCCs of this Lease; or (iii) the presence of “Hazardous Materials” (as that term is defined in Section 29.33.1, below) not brought on the Premises by “Tenant Parties,” as that term is set forth in Section 10.1 of this Lease, to the extent such presence substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project (including the Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided) (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) or more consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Abatement Event and Tenant’s intention to abate the payment of Rent under this Lease.  If Landlord does not cure such Abatement Event within three (3) business days of receipt of such Additional Notice, then as Tenant’s sole remedy vis-à-vis such Abatement Event, the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period, for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion of the rentable area of the portion of the Premises that Tenant is prevented from using and does not use (“Unusable Area”).  To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then the terms of such Article 11 or 13, as the case may be, shall govern Tenant’s right to abate rent and the terms of this Section 3.2 shall not be applicable thereto.

ARTICLE 4

ADDITIONAL RENT

4.1           General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.”  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant’s Share of any “Estimated Excess,” as that term is set forth in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2           Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

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4.2.1        “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2        “Direct Expenses” shall mean “Operating Expenses,” “Tax Expenses” and “Utilities Costs.”

4.2.3        “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4        “Operating Expenses” shall be calculated in accordance with sound real estate accounting practices, consistently applied from year to year, and shall mean all expenses, costs and amounts of every kind and nature which, in accordance with sound real estate management practices, consistently applied from year to year, Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (which management fees shall equal [***]), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “Asset Manager”) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement (but with respect to replacement, only to the extent necessitated by normal wear and tear during the Lease Term) of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, non-capital replacement of wall and floor coverings, ceiling tiles and fixtures in common areas (but only to the extent necessitated by normal wear and tear during the Lease Term), maintenance and replacement of curbs and walkways, repair to roofs; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies in the operation or maintenance of the

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Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition (but only to the extent necessitated by normal wear and tear during the Lease Term), or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices; and such amortized costs shall be included in Operating Expenses only for that portion of the useful life which falls within the Lease Term; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)           costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, construction, license and inspection costs, improvement allowances, incurred with respect to the installation of premises improvements made for tenants or occupants occupying space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas or parking facilities);

(b)           except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest costs of capital repairs, replacements and alterations, and costs of capital improvements and equipment and costs to repair defects in the original construction of the Project to the extent such repair is covered by a warranty;

(c)           costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power or other utility costs for which any tenant directly contracts with the local public service company;

(d)           any bad debt loss, rent loss, or reserves for bad debts or rent loss;

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(e)           costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of the Tenant may be in issue), costs and fees incurred in the selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs or fees incurred in connection with any disputes between Landlord and its employees or brokers, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f)            the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Asset manager;

(g)           amount paid as ground rental for all or any portion of the Project by the Landlord and attorneys fees, transfer taxes, and any other transactional expenses associated with any ground lease of the Project;

(h)           overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties providing similar services in the “Comparable Area” (as that term is defined in Exhibit G to this Lease) on a competitive basis;

(i)            any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)            rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)           all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)            costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

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(m)          any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n)           rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings with adjustment where appropriate for the size of the applicable project;

(o)           costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p)           costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or a “Landlord Party,” as that term is defined in Section 10.1 of this Lease, or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; provided, however, Landlord hereby acknowledges that it has not received written notice of the existence of hazardous material in the Building or the Project;

(q)           costs, fees, dues, contributions or similar expenses for political or charitable organizations;

(r)            reserves for future improvements, repairs, additions, etc., in excess of such amounts in the Base Year; and

(s)           costs incurred in order to cause the Building or the Project to comply with any applicable governmental law or regulation in effect and being enforced as of the Lease Commencement Date, but only to the extent such law or regulation required compliance prior to the Lease Commencement Date.

[***]  If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least [***] percent ([***]%) occupied during all or a portion of the Base Year or any Expense

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Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been [***] percent ([***]%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  Operating Expenses for the Base Year shall include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements (collectively, “Increases”); provided, however, that at such time as any such particularly Increases are no longer included in Operating Expenses, such Increase shall be excluded from the Base Year calculation of Operating Expenses.  In no event shall the components of Direct Expenses for any Expense Year related to Utility Costs or Project services or Project insurance costs be less than the corresponding components of Direct Expenses related to Utility Costs, Project Services and Project insurance costs in the Base Year.  Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses.  If Landlord, in any Expense Year following the Base Year, begins providing any new category of services (as opposed to an expansion in scope of a service or a change in a type of service) (the “New Services”), then for such period of time in which such New Services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such New Services during the same period of time during the Base Year as such New Services were provided during such subsequent Expense Year.  Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such New Services (1) are attributable to Tenant’s use of the Premises (as opposed to office use generally), in which case Landlord may elect (Y) to include the cost of such New Services in Operating Expenses, or (Z) to invoice Tenant directly for such costs, depending upon the nature of the New Services and the extent to which the need for such New Services is directly attributable to Tenant’s use, as determined in Landlord’s reasonable discretion, (2) is being offered by landlords in the majority of Comparable Buildings, or (3) is required by “Applicable Laws,” as that Term is set forth in Article 24.  If Landlord, in any Expense Year after the Base Year, discontinues any type or category of service then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such type or category of service throughout the Base Year.  In no event shall Tenant be responsible to pay any “Controllable Expenses,” as defined below, to the extent such Controllable Expenses exceed the amount that such Controllable Expenses would have been had they increased, from the amount of Controllable Expenses incurred during the first twelve (12) months of the Lease Term (i.e., May 7, 2009 through May 31, 2010), at a compounded rate of [***] percent ([***]%) per Expense Year (the “Cap”).  As used herein “Controllable Expenses” shall mean any costs incurred by Landlord relating to services (not including utility services) provided to the Project, labor costs paid by Landlord, and maintenance contracts paid by Landlord; provided, however, Controllable Expenses shall not include Tax Expenses, costs relating to the HVAC systems of a Building, costs of insurance premiums, utility charges, or market-wide increases in labor costs due to extraordinary circumstances, including, without limitation, boycotts and strikes.

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4.2.5        Taxes.

4.2.5.1     “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), excluding fines, default interest, and penalties, which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.  [***].

4.2.5.2     Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises [***].

4.2.5.3     Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.  Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord

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upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4     Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.5.5     [***]

4.2.6        “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.  Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the Building.

4.2.7        “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer and electricity, and the costs of HVAC (including, unless paid by Tenant pursuant to Section 6.1.2 below, the cost of electricity to operate the HVAC air handlers) and other utilities (but excluding (i) the cost of electricity consumed in the Premises and the premises of other tenants of the Building and any other buildings in the Project (since Tenant is separately paying for the cost of electricity pursuant to Section 6.1.2 below) and (ii) those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges.  Utilities Costs shall be calculated assuming the Buildings (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project), are at least [***] percent ([***]%) occupied.  If, during all or any part of any Expense Year, Landlord shall not provide any utilities other than gas and electricity (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been

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incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant.  Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property.  For purposes of determining Utilities Costs incurred for the Utilities Base Year, Utilities Costs for the Utilities Base Year shall not include any one time special charges, costs or fees or extraordinary charges or costs incurred in the Utilities Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel.  In addition, if in any Expense Year subsequent to the Utilities Base Year, the amount of Utilities Costs decreases due to a reduction in the cost of providing utilities to the Real Property for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities providers, then for purposes of the Expense Year in which such decrease in Utilities Costs occurred and all subsequent Expense Years, the Utilities Costs for the Utilities Base Year shall be decreased by an amount equal to such decrease.

4.3           Allocation of Direct Expenses.  The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses, Tax Expenses and Utilities Costs) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole (i.e., Direct Expenses which are not attributable to any specific building in the Project).

4.3.1        Cost Pools.  In conjunction with the allocation of Direct Expenses pursuant to Section 4.3, above, Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion.  For purposes of example only, such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project.  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4           Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1        Statement of Actual Building Direct Expenses and Payment by Tenant.  Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses

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incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess.  Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than [***] after the end of such Expense Year (provided that any expense that was not originally included in the Statement applicable to the Expense Year in which such expense was incurred must be billed to Tenant within [***] of the date Landlord receives the invoice for such expense), provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies which are attributable to any Expense Year.

4.4.2        Statement of Estimated Building Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year.  Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement

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delivered by Landlord to Tenant.  Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5           Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1        Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2        If the premises improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which premises improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above; provided, however, Landlord’s “building standard” shall be reasonably established vis-à-vis the customary level of premises improvements for Comparable Buildings in the Comparable Area (as such terms are defined in Exhibit G to this Lease).

4.5.3        Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6           Landlord’s Books and Records.  Upon Tenant’s written request given not more than [***] months after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in monetary default or material non-monetary default under this Lease beyond the applicable notice and cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request.  Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor.  Within [***] months after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after

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reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s corporate office (located in either San Diego County or Los Angeles County), provided that Tenant is not then in monetary default or material non-monetary default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1           Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion; provided, however, that Landlord shall use its reasonable discretion in determining whether a particular use is within the parameters of the Permitted Use.

5.2           Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations.  Tenant shall not allow occupancy density of use of the Premises which is greater than the occupancy density that can be reasonably supported by the Building Systems (taking into consideration any supplemental systems installed by Tenant) or which would result in the use of more Project parking spaces than provided to Tenant under the terms of this Lease (taking into consideration any offsite parking programs enacted by Tenant).  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of

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the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any unlawful or reasonably objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.3           CC&Rs.  Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project (including, but not limited to, the prohibition against using all or any portion of the Premises as a school).  Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, any such future CC&Rs shall not materially and adversely affect Tenant’s use or occupancy of the Premises for the Permitted Use nor any of Tenant’s rights hereunder.  Landlord hereby acknowledges that general office use does not violate the CC&R’s.  Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1           Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1        Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”); provided, however, Landlord acknowledges that, pursuant to Tenant’s requirements, in no event shall Holidays include Martin Luther King Day, Columbus Day or Veterans Day.  The daily time periods identified hereinabove are sometimes referred to as the “Business Hours.”

6.1.2        Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord.  Tenant shall pay directly to

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the utility company pursuant to the utility company’s separate meters, the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers if not charged to and paid by Tenant as part of Utilities Costs), which electricity shall be separately metered.  Tenant shall pay such cost (including the cost of such meters) within thirty (30) days after Tenant’s receipt of demand therefor.  Landlord shall designate the electricity utility provider from time to time.

6.1.3        As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises.  In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.4        Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes, and for the Building’s life safety systems.

6.1.5        Landlord shall provide janitorial services to the Premises five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with Comparable Buildings in the vicinity of the Project.

6.1.6        Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2           Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may substantially affect the temperature otherwise maintained by the air conditioning system unless Tenant installs adequate supplementary air conditioning units as part of the initial “Improvements” (as that term is defined in Section 2.1 of the Work Letter Agreement) to the Premises or as “Alterations” (as that term is defined in Section 8.1 of this Lease) authorized pursuant to the terms of this Lease.  If such consent is given, or if Tenant fails to install adequate supplementary air conditioning units, then Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord.  If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease (for example, HVAC in excess of that required for normal comfort for normal office use in the Premises and/or HVAC requested outside of Building Hours), Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption;

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and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord; provided, however, the foregoing restriction shall not apply to general office use of personal computers on the desktops of Tenant’s employees.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at the “Actual Cost” thereof (as that term is defined below) (which shall be treated as Additional Rent).  For the purpose of this Section 6.2, “Actual Cost” shall mean the actual cost, including reasonable depreciation (attributable to such after-hours usage) and actual administrative charges (to the extent not duplicative of Operating Expenses), incurred by Landlord, as reasonably determined by Landlord but without charge for profit, provided that, notwithstanding the foregoing, any amount actually charged by any third party to Landlord (i.e., unaffiliated with Landlord) for the supply of HVAC to Tenant shall be deemed part of Landlord’s “Actual Cost.”

6.3           Interruption of Use.  Except as otherwise provided in Section 6.4 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 3.2 or elsewhere in this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4           Tenant Maintained Security.  Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Any such security measures for the benefit of the Premises, the Building or the Project shall be provided by Tenant, at Tenant’s sole cost and expense.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.  Tenant shall be entitled to install a separate security system for the Premises (“Tenant’s Security System”), either as an Alteration (pursuant to the TCCs of Article 8) or as a part of the initial Improvements

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being constructed pursuant to the TCCs of Exhibit B; provided, however, that the plans and specifications for Tenant’s Security System shall be subject to Landlord’s reasonable approval, and the installation of Tenant’s Security System shall otherwise be subject to the terms and conditions of Article 8 of this Lease and/or the Work Letter Agreement, as applicable.  Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of Tenant’s Security System in the event of a malfunction.

ARTICLE 7

REPAIRS

Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Project Common Areas.  Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carries or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”).  Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception.  In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception, and/or (iii) for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant;  provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project, and to be reasonably consistent with similar percentages paid for such services by tenant in the Comparable Buildings) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses paid to third parties arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may

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be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1           Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building..    The construction of the initial Improvements to the Premises shall be governed by the terms of the Work Letter Agreement and not the terms of this Article 8.

8.2           Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard improved condition as determined by Landlord.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building.  The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, fire stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other

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tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the  Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy and an electronic copy of the “as built” drawings of the Alterations, to the extent such Alterations are of a type for which as-built plans are generally prepared, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3           Payment for Improvements.  If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s  reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4           Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Landlord may, if the cost of any Alteration is reasonably expected to exceed [***], in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.  For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

8.5           Landlord’s Property.  Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter Agreement shall, upon completion of the same, be and become a part of the Premises and the property of Landlord; provided, however, Tenant may remove any Alterations, improvements (excluding the Improvements), fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for by any Improvement Allowance funds, provided that Tenant repairs any and all damage to the Premises or the Building caused in whole or in part by such

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removal, and returns the affected portion of the Building or the Premises to an as improved building standard condition, as reasonably approved by Landlord.  Furthermore, Landlord may, by written notice to Tenant, at least sixty (60) days prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements located within the Premises, to repair any damage to the Premises and Building caused by such removal, and to return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement when approving such Alterations, then Tenant shall not be required to so remove such Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations, fails to address the removal requirement with regard to such Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord, then Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest

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in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1         Indemnification and Waiver.  To the extent not prohibited by law and except as otherwise expressly provided herein, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or any Landlord Party.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees.  Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) arising from the gross negligence or willful misconduct of Landlord in, on or about the Project (excluding the Premises), except to the extent caused by the negligence or willful misconduct of the Tenant Parties.  Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by such party pursuant to the provisions of this Lease.  In addition, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any

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direct or consequential damages resulting from Landlord’s or contractor’s acts in connection with the completion by Landlord of the improvements in the Premises pursuant to the Work Letter Agreement or Landlord’s ownership or removal of any Alterations that are not required to be removed by Tenant pursuant to Article 8, above.

10.2         Landlord’s Fire, Casualty and Liability Insurance.

10.2.1      Landlord shall maintain Commercial/Comprehensive General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Common Areas and with respect to Landlord’s activities in the Premises.

10.2.2      Landlord shall insure the Building and Landlord’s remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss — Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without deduction for depreciation.

10.2.3      Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler & Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.2.4      The foregoing coverages shall contain commercially reasonably deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

10.2.5      Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof.

10.2.6      Notwithstanding the foregoing provisions of this Section 10.2, the coverage amounts, and corresponding deductibles of insurance carried by Landlord in connection with the Building shall be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law.

10.3         Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company requirements pertaining to the use of the Premises.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of

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the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.4         Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.4.1      Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease.  Landlord shall be named as an additional insured as their interests may appear using form CG2011 or a comparable form approved by Landlord.  Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing.  Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project as an additional insured, including Landlord’s managing agent, if any, and (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease.  Liability limits shall not be less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence or any combination of primary and excess/umbrella liability insurance

Personal Injury and Auto Liability	$5,000,000 each occurrence or any combination of primary and excess/umbrella liability insurance

10.4.2      Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including, but not limited to, sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.4.3      Business Interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings for up to one (1) year attributable to the risks outlined in Section 10.4.2 above.

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10.4.4      Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations and Employer’s Liability with minimum limits not less than $1,000,000 per employee.

10.4.5      Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.5         Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California,  (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) business days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.6         Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.7         Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.  Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the first five (5) years of the Lease Term and thereafter no more often than one time in any five (5) year period.

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ARTICLE 11

DAMAGE AND DESTRUCTION

11.1         Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project and which are reasonably approved by Tenant, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements, Original Improvements, and any Alterations installed in the Premises and shall return such Improvements and any Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and Alterations installed in the Premises and shall return such Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work subject to Tenant’s reasonable approval.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2         Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project,

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and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term.  Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to item (i), above, then Tenant may, [***]  If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, Tenant may elect not later than ninety (90) days after the date of Tenant’s receipt of Landlord’s reasonable estimate, in writing, of the time required to effectuate such repairs, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 270-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 to the extent each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent

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contractors; (b) Tenant is not then in monetary default or material non-monetary default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.  In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall pay to Landlord (or to any party designated by Landlord) a portion of the insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease, which portion shall be equal to [***].

11.3         Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

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ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1         Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed

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effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed [***] for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2         Landlord’s Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1      The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2      The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3      The Transferee is either a governmental agency or instrumentality thereof, and such Transferees occupancy in the Project may cause issues (in terms of [***]) that are significantly less likely to arise if such Transfer were a not a governmental agency or instrumentality thereof;

14.2.4      The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

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14.2.5      The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6      Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent (provided, however, that Tenant may assign or sublease space to an occupant of the Project to the extent Landlord cannot meet such occupant’s space needs), or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the [***]-month period immediately preceding the Transfer Notice; or

14.2.7      The Transferee does not intend to occupy at least [***] of the Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.  Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3         Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord [***] percent ([***]%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the

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Premises in connection with the Transfer, (ii) any free base rent and other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions and reasonable legal fees and costs in connection with the Transfer, (iv) any lease takeover costs incurred by Tenant in connection with the Transfer, (v) any costs of advertising the space which is the subject of the Transfer, and (vi) any review and processing fees paid to Landlord in connection with such Transfer (collectively, the “Transfer Costs”).  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and (y) any payment in excess of fair market value for (1) services rendered by Tenant to Transferee, or (2) for tangible assets (as opposed to intellectual property), fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), the Rent paid during each annual period for the Subject Space shall be computed after adjusting such rent to the actual effective rent to be paid,  taking into consideration any and all Transfer Costs.  For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4         Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, if Landlord exercises its right to recapture the Subject Space, then Tenant shall have the right, by giving written notice to Landlord within fifteen (15) days after receipt of Landlord’s recapture notice, to rescind its Transfer Notice, in which event Tenant shall not proceed with the Transfer contemplated by the Transfer Notice and Landlord’s recapture notice shall be null and void.  Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter).  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5         Effect of Transfer.  If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer

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relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6         Additional Transfers.  For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7         Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

14.8         Non-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, or (iv) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of

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Tenant’s stock on a nationally-recognized stock exchange, and the subsequent sale of Tenant’s capital stock as long as Tenant is a publicly traded company on a nationally-recognized stock exchange, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any “release” by Tenant of such obligations.  The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a “Permitted Transferee.”  “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1         Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2         Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

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ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to [***] during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and [***] thereafter.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.  Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, with such changes as are reasonably necessary to reflect that the

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estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Landlord’s delivery to Tenant of a commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) in favor of Tenant from any such ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions of this Article 18.  Subject to Tenant’s receipt of a Nondisturbance Agreement, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to, subject to the terms of the applicable Nondisturbance Agreement, attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1         Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1      Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

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19.1.2      Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety (90) days after written notice thereof from Landlord to Tenant; or

19.1.3      To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4      Abandonment pursuant to California Civil Code Section 1951.3, of the Premises by Tenant; or

19.1.5      The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.6      Tenant’s default under the terms and conditions of either the 13480 Lease or 13500 Lease (beyond any applicable notice and cure periods).

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2         Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1      Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be

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occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)           The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)           The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate.  As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2      Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3      Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

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19.3         Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4         Form of Payment After Default.  Following the occurrence of [***] defaults by Tenant in any [***] consecutive month time period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5         Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6         Landlord Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.  Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not, [***].

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the

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Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1         Letter of Credit.  Tenant shall deliver to Landlord concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the initial amount of [***] (the “L-C Amount”), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local office in either the City of San Diego or the City of Los Angeles (both, California) which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (the “Bank”), with a short term Fitch Rating currency rating which is not less than “F2”, and a long term Fitch Rating currency rating which is not less than “BBB+” (an “Approved Bank”).  The L-C shall be in a form and content as set forth in Exhibit H, attached hereto.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.  The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of the Lease Commencement Date and continuing until the date (the “L-C Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term (as the same may be extended), and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the “International Standby Practices” (ISP 98) International Chamber of Commerce (Publication No 590).  If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than sixty (60) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (1) such amount is due to Landlord under the terms and conditions of this Lease, or (2) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date.  The L-C will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C.

21.2         Intentionally Omitted.

21.3         Landlord’s Right to Draw Upon L-C.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any breach or default on the part of Tenant under this Lease, the 13480 Lease or the 13500 Lease.  If Tenant shall breach any provision of this Lease, the 13480 Lease or the 13500 Lease or otherwise be in default thereunder, Landlord may, but

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without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C.  No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4         Transfer of L-C by Landlord.  The L-C shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, [***], execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer; provided, however, that Landlord shall be responsible for paying the Bank transfer and processing fees in connection therewith up to an amount equal to [***] (the “L-C Transfer Cap”) and Tenant shall be responsible for paying the Bank’s transfer and processing fees in excess of the L-C Transfer Cap.

21.5         L-C Not a Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Moreover, in connection with Tenant’s waiver of the Security Deposit Laws, which either (i) establish the time frame concerning the actions to be

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taken by Landlord with regard to applying funds drawn from a letter of credit, or (ii) provide that a landlord may apply funds so drawn from a letter of credit only to the extent reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the subject premises, the parties instead acknowledge and agree that (A) any such statutory time frames are superseded by the terms of this Article 21, and (B) rather than be so limited, Landlord may apply from funds drawn down from the Letter of Credit (I) any sums expressly identified in this Article 21, above, and (II) any additional sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

At any time following the first anniversary of the Lease Commencement Date, upon no less than [***] notice to Tenant, Landlord shall have the one-time right to move Tenant to other space located on the fourth (4th) or sixth (6th) floors of the Building (the “Replacement Premises”), and all terms hereof shall apply to the new space with equal force; provided, however, with regard thereto, (i) the size of such Replacement Premises shall be at least [***] of the size of the then-existing Premises, (ii) such Replacement Premises shall have substantially the same perimeter configuration as the Premises, (iii) such Replacement Premises shall have direct access to the interior elevator lobby, (iv) such Replacement Premises shall be contiguous, and (v) all of the terms of this Lease shall apply to the Replacement Premises with equal force; provided that Tenant’s then existing monetary obligations under this Lease shall not be increased as a result of such relocation of the Premises and Tenant’s then existing parking rights under this Lease shall not be reduced as a result of such relocation of the Premises; provided further, however, to the extent the rentable square footage of the Replacement Premises is less than Premises, the Base Rent and Tenant’s Share shall be proportionately adjusted.  In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord’s sole cost and expense, with improvements at least equal in quality to those in the Premises and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable.  In addition, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with such relocation (specifically including, but not limited to, (x) Tenant’s actual, reasonable third-party expenses of moving its property, (y) Tenant’s actual, reasonable third-party expenses of removing, relocating and reinstalling Tenant’s security systems, voice and data cabling, telecommunications equipment and furniture systems in the Replacement Premises, and (z) the costs of reasonable supplies of replacement stationery and telephone installations), within fifteen (15) days of Landlord’s receipt of an reasonably detailed invoice therefor.  Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.  Landlord shall not have the right to move Tenant to any Replacement Premises pursuant to the terms of this Article 22 following the sixth (6th) anniversary of the Lease Commencement Date.  Moreover, in the event that Tenant is prevented from using, and does not use, the Premises, the Replacement Premises, or any portion thereof, solely and exclusively as a result of Landlord’s exercise of its rights under this Article 22 (e.g., it is not commercially reasonable to move all, or a defined portion [e.g., a department], of Tenant’s

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furniture, fixtures and equipment from the Premises to the Relocation Premises without Tenant losing the use of, and not using, either the Premises or the Relocation Premises, or portions thereof (as applicable), for more than one (1) day), then as Tenant’s sole remedy vis-à-vis such event, the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after the date notice is given to Landlord, for such time that Tenant continues to be so prevented from using, and does not use, the Premises, the Replacement Premises, or a portion thereof (as applicable), in the proportion of the rentable area of the portion of the Premises that Tenant is prevented from using and does not use.  Notwithstanding the foregoing, Tenant shall use commercially reasonable efforts to cause all removing, relocating and reinstalling work to be completed in an expedient manner so as not to increase or otherwise extend the amount of time that Tenant will be prevent from relocating to, and subsequently using, the Replacement Premises.

ARTICLE 23

SIGNS

23.1         Full Floors.  Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2         Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, [***] and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3         Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4         Tenant’s Building-Top Signage.  To the extent Original Tenant or its Permitted Transferees continue to occupy at least fifty percent (50%) of the Premises, Tenant shall, in connection with Tenant’s lease of the Premises, be entitled to install and maintain non-exclusive Building-top signage consisting of one (1) building-top sign identifying Tenant’s name or logo located at the top of the Building in one (1) location on the side of the Building opposite that currently featuring similar Building-top signage identifying Hospira, Inc., as more particularly set forth on Exhibit K attached hereto (collectively, the “Tenant’s Building-Top Signage”):

23.4.1      Specifications and Permits.  Tenant’s Building-Top Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however,

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in no event shall Tenant’s Building-Top Signage include an “Objectionable Name,” as that term is defined in Section 23.4.2, of this Lease.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Building-Top Signage (collectively, the “Building Top Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project.  For purposes of this Section 23.4.1, the reference to “name” shall mean name and/or logo.  In addition, Tenant’s Building-Top Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any CC&Rs affecting the Project.  Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Building-Top Signage.  Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Building-Top Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Building-Top Signage.  In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Building-Top Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.4.2      Objectionable Name.  To the extent Tenant desires to change the name and/or logo set forth on Tenant’s Building-Top Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”).  The parties hereby agree that the following names shall be deemed not to constitute an Objectionable Name:  Bridgepoint Education; Ashford Edu.; Ashford.Edu; Ashford Education; Ashford University; Rockies.Edu; University of the Rockies; BPE; UOR; Bridgepoint; Centerleaf; and Centerleaf Partners.

23.4.3      Termination of Right to Tenant’s Building-Top Signage.  Tenant’s Building-Top Signage rights contained in this Section 23.4 shall be personal to the Original Tenant and its Permitted Transferees, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) they are not in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure period), and (y) if they occupy at least fifty percent (50%) of the entire Premises.

23.4.4      Cost and Maintenance.  The costs of the actual sign comprising Tenant’s Building-Top Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Building-Top Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that the costs and fees associated with the initial installation, design, and construction of such Tenant’s Building-Top Signage may, at Tenant’s option, be deemed “FF&E,” as that term is set forth in Section 2.2.1.8 of the Work Letter Agreement.  Should Tenant’s Building-Top Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within ten (10) business days after receipt of such Notice from Landlord, at Tenant’s sole cost and expense; provided,

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however, if such repairs and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, Tenant shall commence such repairs and/or maintenance within such ten (10) business day period and shall diligently prosecute such repairs and maintenance to completion.  Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work.  Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Building-Top Signage to be removed and shall cause the areas in which such Tenant’s Building-Top Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Building-Top Signage (excepting normal wear and tear caused by the sun, rain and other elements to which such Tenant’s Building-Top Signage is exposed).  If Tenant fails to timely remove such Tenant’s Building-Top Signage or to restore the areas in which such Tenant’s Building-Top Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor.  The TCCs of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”).  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Improvements, or use of the Premises for non-general office use.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Base Building and the Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would expose Tenant to liability to any of its employees, subtenants, invitees or customers, or any governmental or quasi-governmental authority, or would unreasonably and materially affect the safety of Tenant’s employees, subtenants, invitees, or customers, or create a significant health hazard for Tenant’s employees.  Landlord shall be permitted to include in Operating Expenses

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any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to [***] percent ([***]%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first [***] such failures in any [***] month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.”  For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1         Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2         Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation,

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all legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment; provided, however, Tenant may elect to have a representative accompany Landlord during any such entry; provided further, however, Landlord shall not be required to delay any such entry due to the unavailability of a Tenant representative.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform regularly scheduled services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (w) taking possession of the Premises due to any breach of this Lease, (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical.  With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises.  Except as otherwise set forth in Section 3.2, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

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ARTICLE 28

TENANT PARKING

Tenant shall be entitled to utilize, [***] commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, (provided that any visitor parking spaces and/or handicap parking spaces required by Applicable Laws due to Tenant’s occupancy shall be included as part of the number passes provided to Tenant) on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility.  As identified in Section 9 of the Summary, Tenant shall rent six (6) parking passes on a monthly basis throughout the Lease Term (the “Reserved Passes”), each relating to one (1) reserved parking space, three (3) of which shall be located on the second (2nd) level of that certain multi-tenant three (3) level parking structure located in the Project, and three (3) of which shall be located on the third (3rd) level of that same parking structure.  The location of each of the foregoing Reserved Passes is identified on Exhibit J attached hereto.  Tenant shall pay to Landlord for each Reserved Pass so rented and on a monthly basis, the then-prevailing rate charged from time to time at the location of such parking passes (the initial amount of which is acknowledged by the parties to be [***].  Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s exercise of commercially reasonable efforts to cause Tenant’s employees and visitors to also comply with such rules and regulations and Tenant not being in default under this Lease.  To the extent reasonably necessary to ensure Tenant’s parking rights and obligations hereunder are readily available to and maintained by Tenant and its employees, Landlord shall establish a sticker or other identification system for the Project; provided, however, to the extent the foregoing measures prove insufficient, Landlord shall additionally implement, at Tenant’s sole cost and expense, reasonable access control and/or other parking management services or systems with regard to such Project parking facilities.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease (except to the extent expressly set forth in Section 3.2 of this Lease, above), from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  During any period of closure of or restricted access to the Project parking areas, Landlord shall be responsible to provide Tenant with reasonable replacement parking in reasonable proximity and with reasonable access to the Premises.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel, employees, agents, contractors or invitees and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

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ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1         Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2         Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3         No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4         Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5         Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease that accrues after the effective date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of such transfer, provided such transferee shall have fully assumed in writing all obligations of this Lease to be performed by Landlord after the date of such transfer, including the return of any Security Deposit, and Tenant shall attorn to such transferee.  In addition, Landlord shall be released from all liability that accrues prior to the date of such transfer if such transferee assumes such liability in writing.  Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

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29.6         Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither Landlord nor Tenant shall record this Lease, but upon request by Tenant, Landlord shall execute and deliver to Tenant, for Tenant to record, a Memorandum of Lease in the form attached hereto as Exhibit I (the “Memorandum”).  Within 10 days after the expiration or earlier termination of this Lease, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.  The terms of this Section 29.6 shall survive the expiration or earlier termination of this Lease.

29.7         Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8         Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9         Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10       Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11       Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12       No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13       Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the equity interest of Landlord in the Building.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers,

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directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Notwithstanding any contrary provision in Lease, Landlord agrees (i) that the partners, shareholders, principals and members of Tenant shall have no personal liability in respect of (or arising out of or relating to) the obligations of Tenant under this Lease; and (ii) to look only to assets of Tenant for satisfaction of Landlord’s remedies arising out of the obligations of Tenant under this Lease, and that no property or assets of any partner, shareholder, principal or member of Tenant shall be subject to levy, execution or other enforcement procedure for satisfaction of Landlord’s remedies arising out of such obligations; provided, however nothing herein shall prevent Landlord from obtaining, entering and enforcing a judgment against, from and out of the assets of Tenant with respect to any obligations of Tenant under this Lease.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14       Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15       Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16       Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17       Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or

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judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18       Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made.  If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty, L.P.
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention:  Legal Department

with copies to:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention:  Mr. John Fucci

and

Kilroy Realty Corporation
13520 Evening Creek Drive North, Suite 120
San Diego, California 92128
Attention:  Mr. Michael Nelson

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

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Attention:  Anton N. Natsis, Esq.

29.19       Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20       Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21       Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22       Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23       Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24       Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the

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“Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Landlord shall pay the Brokers pursuant to the terms of separate commission agreements.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25       Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26       Project or Building Name and Signage.  Subject to the terms of the 13480 Lease, the 13500 Lease, and this Lease, Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27       Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28       Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and except as required to be disclosed by any Applicable Laws including, without limitation, any such Applicable Laws pertaining to Tenant in the event Tenant is a publicly traded company on one of the nationally recognized security exchanges (such as, without limitation, NYSE or NASDAQ), or any disclosures required by the Securities and Exchange Commission.

29.29       Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30       Building Renovations.  It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to

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alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter Agreement.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.

29.31       No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32       Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably approved by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name

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of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”).  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.33       Hazardous Substances.

29.33.1    Definitions.  For purposes of this Lease, the following definitions shall apply:  “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity.  “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2    Compliance with Environmental Laws.  Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease.  Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises.  However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”).  Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials.  However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

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29.33.3    Landlord’s Right of Environmental Audit.  Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit.  Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense.  To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor.  Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the reasonable cost or fees incurred for such as Additional Rent.

29.33.4    Indemnifications.  Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party.   Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.34       Development of the Project.

29.34.1         Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.34.2         The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the

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Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, provided that in no event shall any such actions by Landlord result in any increased Rent above that which would have been due had Landlord not entered into such agreements, or any costs or charges upon Tenant, or otherwise materially and adversely affect Tenant’s right or obligations under this Lease.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.34.3         Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets (except as specifically set forth in this Lease) in connection with such construction.  Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

29.35       No Discrimination.  Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions:  that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

ARTICLE 30

COMMUNICATIONS EQUIPMENT

30.1         Subject to all governmental laws, rules and regulations, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the non-exclusive right and access to install, repair, replace, remove, operate and maintain up to one (1) so-called “satellite dish” or another similar device, such as an antenna no greater than thirty-six (36) inches in diameter and weighing no more than fifty (50) pounds, together with all cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, to the extent reasonably necessary to support Tenant’s use of the Premises, at a location on the roof of the Building designated by Landlord and reasonably approved by Tenant; provided, however, in no event shall Tenant be permitted to use an area of the roof of the Building in excess of its proportionate share of the Landlord determined usable area of the roof of the Building, as such proportionate share shall be calculated based on the rentable square footage of the Building then occupied by Tenant.  There shall be no rental charge, license fee or similar charge to Tenant for the right to install and maintain such Communication Equipment at the Building during the initial Lease Term or any extension thereof.  Further, Tenant shall have the right of access, consistent with this Article 30, to the area where the Communication Equipment is located for

*** Confidential portions of this document have been redacted and filed separately with the Commission.

the purposes of maintaining, repairing, testing and replacing the same.  Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Building, which location is reasonably acceptable to Tenant.  Unless Landlord elects to perform such penetrations at Tenant’s sole cost and expense, Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty.  Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

30.1.1      Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all Applicable Laws and Landlord makes no representation that such Applicable Laws permit such installation and operation;

30.1.2      All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval, the parties hereto acknowledge and agree that it shall be reasonable for Landlord to require Tenant to leave adequate capacity for other tenants of the Building to install communications equipment of their own;

30.1.3      All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant;

30.1.4      It is expressly understood that Tenant’s rights are superior to any later users of the roof area and subject to the foregoing, Landlord retains the right to use the roof of the Building for any purpose whatsoever (including granting rights to third parties to utilize any portion of the roof not utilized by Tenant).

30.1.5      Tenant shall use the Communication Equipment so as not to cause any interference to other pre-existing tenants at the Project or with any other such tenant’s communication equipment, and not to damage the Project or interfere with the normal operation of the Project and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 30.5, except to the extent same is caused by the gross negligence or willful misconduct of Landlord which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease);

30.1.6      For the purposes of determining Tenant’s obligations with respect to its use of the roof of the Building herein provided, all of the provisions of this Lease relating to compliance with requirements as to insurance, indemnity, and compliance with laws shall apply to the installation, use and maintenance of the Communication Equipment; provided, however, Tenant shall only be provided access to the roof after prior written notice to Landlord and subject to Landlord’s reasonable rules and restrictions regarding access (including, at Landlord’s option, the requirement that Tenant be accompanied by a representative of Landlord during such access).  Landlord shall not have any obligations with respect to the Communication Equipment.  Landlord makes no representation that the Communication Equipment will be able to receive or

*** Confidential portions of this document have been redacted and filed separately with the Commission.

transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor;

30.2         Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards required by all applicable governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment, except to the extent such repairs, replacements to or maintenance of the Communication Equipment is necessitated as a result of the gross negligence or willful misconduct of Landlord or Landlord Parties;

30.3         The Communication Equipment shall remain the sole property of Tenant.  Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal.  If Tenant fails to remove the Communication Equipment and repair the Building upon the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense.  The provisions of this Section 30.8 shall survive the expiration or earlier termination of this Lease;

30.4         The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 10 of this Lease;

30.5         Tenant, at Tenant’s sole cost and expense, shall install and maintain such fencing and other protective equipment and/or visual screening on or about the Communication Equipment as Landlord may reasonably determine;

30.6         If any of the conditions set forth in this Article 30 are not complied with by Tenant, then without limiting Landlord’s rights and remedies it may otherwise have under this Lease, at law and/or in equity, Tenant shall correct such noncompliance within five (5) business days after receipt of notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such five (5) business day period and diligently prosecutes the same to completion).  If Tenant fails to correct any such noncompliance within such five (5) day period (as may be extended), then, at Landlord’s option, Tenant shall immediately discontinue its use of such Communication Equipment and remove the same in accordance with the terms hereof; and

30.7         Tenant’s rights under this Article 30 with respect to the Communication Equipment shall be personal to the Original Tenant or any Permitted Transferee, and may only be utilized by the Original Tenant or such Permitted Transferee (and may not be exercised or utilized by any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease or the Premises) if the Original Tenant occupies the entire Premises then leased by Original Tenant.

[signature page to follow]

*** Confidential portions of this document have been redacted and filed separately with the Commission.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, General Partner

	By:	/s/ Jeffrey C. Hawken

		Its:	EVP

	By:	/s/ Nadine K. Kirk

		Its:	VP

“TENANT”:

BRIDGEPOINT EDUCATION, INC., a Delaware Corporation

	By:	/s/ Andrew Clark

		Its:	CEO

	By:	/s/ Daniel J. Devine

		Its:	CFO

EXHIBIT A

KILROY SABRE SPRINGS

OUTLINE OF PREMISES

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EXHIBIT B

KILROY SABRE SPRINGS

WORK LETTER AGREEMENT

This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the Premises.  This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Work Letter Agreement to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 30 of the Office Lease to which this Work Letter Agreement is attached as Exhibit B and of which this Work Letter Agreement forms a part, and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 5 of this Work Letter Agreement.

SECTION 1

BASE BUILDING AS CONSTRUCTED BY LANDLORD

Landlord has constructed, at its sole cost and expense, the Base Building.  The Base Building shall consist of those portions of the Premises which were in existence prior to the construction of the improvements in the Premises for the prior tenant (if any) of the Premises.  Upon the full execution and delivery of this Lease by and between Landlord and Tenant, Landlord shall deliver possession of the Premises and Base Building to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing, “as-is” condition.

SECTION 2

IMPROVEMENTS

2.1           Improvement Allowance.  Tenant shall be entitled to a one-time improvement allowance (the “Improvement Allowance”) in an amount of equal to [***] for the costs relating to the initial design and construction of the improvements made to the Premises pursuant to this Work Letter Agreement which are permanently affixed to the Premises (the “Improvements”).  In no event shall Landlord be obligated to (i) make disbursements pursuant to this Work Letter Agreement in the event that Tenant has not previously disbursed any applicable portion of the “Over-Allowance Amount” (defined in Section 4.2.1) in accordance with the terms and conditions of Section 4.2.1 of this Work Letter Agreement, (ii) pay a total amount which exceeds the Improvement Allowance, (iii) pay any “A&E Costs,” in excess of the cap set forth in Section 2.2.1 of this Work Letter Agreement, or (iv) pay any “FF&E Costs” in excess of the cap set forth in Section 2.2.5 of this Work Letter Agreement.  Notwithstanding the foregoing or any contrary provision of this Lease, all Improvements shall be deemed Landlord’s property under the terms of this Lease.  Any unused portion of the Improvement Allowance remaining as of [***], shall remain with Landlord and Tenant shall have no further right thereto; provided,

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however, such foregoing [***], date shall be extended on a day-for-day basis for each day of any “Landlord Caused Delay” (as that term is defined in Section 6.1 below).

2.2           Disbursement of the Improvement Allowance.

2.2.1        Improvement Allowance Items.  Except as otherwise set forth in this Work Letter Agreement, the Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) for costs related to the construction of the Improvements (provided, however, except as expressly set forth in Sections 2.2.1.4, 4 and 5 of this Work Letter, such costs related to the construction of the Improvements (identified in this Work Letter) shall in no event include (A) any costs incurred in connection with the cost of demising partitions between tenants (including, any studs, acoustical insulation and dry wall, and any necessary penetrations, fire dampers and sound traps), (B) any costs incurred in connection with the Base Building, or (C) any costs or fees incurred by Landlord or its consultants or agents in connection with the construction of the Improvements and the preparation and review of plans related thereto, all of which foregoing costs and fees shall be at Landlord’s sole cost and expense) and for the following items and costs (collectively, the “Improvement Allowance Items”):

2.2.1.1     Payment of the fees of the “Architect” (as that term is defined in Section 3.4 below) and any engineers retained by Tenant in connection with its performance of the Improvements, which fees shall, notwithstanding anything to the contrary contained in this Work Letter Agreement, not exceed an aggregate amount equal to $[***] per rentable square foot of the Premises (collectively, the “A&E Costs”);

2.2.1.2                     The payment of plan check, permit and license fees relating to construction of the Improvements;

2.2.1.3                     The cost of construction of the Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4                     The cost of any changes in the Base Building when such changes are required by the “Approved Working Drawings,” as that term is defined in Section 3.4 of this Work Letter Agreement, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5     The cost of any changes to the Approved Working Drawings or Improvements required by all applicable building codes (the “Code”);

2.2.1.6     The “Coordination Fee”, as that term is defined in Section 4.2.2.1 of this Work Letter Agreement;

2.2.1.7     intentionally omitted;

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2.2.1.8     The cost of installing Tenant’s furniture, fixtures, equipment, voice and data cabling, signage, and other similar costs (collectively, “FF&E Costs”), not to exceed an aggregate amount equal to $[***] per usable square foot of the Premises; and

2.2.1.9                     Sales and use taxes.

2.2.2        Disbursement of Improvement Allowance.  During the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items and shall authorize the release of monies as follows.

2.2.2.1                     Monthly Disbursements.  On or before the fifth (5th) day of each calendar month, as determined by Landlord, during the construction of the Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Work Letter Agreement, certified by Tenant’s Architect, in a form reasonably acceptable to Landlord, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Work Letter Agreement, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord (a complete request containing or otherwise addressing the foregoing items (i), (ii), (iii) and (iv) shall be referred to as an “Improvement Allowance Request”).  Tenant’s delivery of an Improvement Allowance Request shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s Improvement Allowance Request.  Thereafter, Landlord shall, to the extent Tenant has delivered an Improvement Allowance Request to Landlord on or before the fifth (5th) day of an applicable calendar month, deliver a check to Tenant made jointly payable to Contractor and Tenant on or before the last day of such calendar month in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work, or for any other reason (the resulting monthly disbursement determined per the foregoing provisions of this Section 2.2.2.1 shall be referred to as the “IAR Amount”).  Landlord’s payment of such IAR Amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.  Notwithstanding any provision to the contrary contained in this Lease, to the extent (1) Landlord does not timely disburse any particular IAR Amount pursuant to the terms of this Section 2.2.2.1, (2) Landlord receives an additional written notice from Tenant stating that such IAR Amount was not timely disbursed, and (3) Landlord fails to cure such non-payment of the IAR Amount within five (5) business days following its receipt of such additional written notice, then the Coordination Fee to be calculated on such IAR Amount shall be reduced by fifty percent (50%).  The foregoing reduction in the Coordination Fee shall be in addition to any remedy Tenant may have pursuant to the terms of Section 19.6 of the Lease or otherwise for Landlord’s failure to timely disburse any applicable IAR Amount.

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2.2.2.2                     Final Retention.  Subject to the provisions of this Work Letter Agreement, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant within twenty (20) days following notice to Landlord of (1) the completion of construction of the Premises, and (2) Tenant’s delivery of a satisfactory request for payment, provided that in connection with such request (i) Tenant delivers to Landlord properly executed mechanic’s lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed.  Notwithstanding any provision to the contrary contained in this Lease, to the extent (A) Landlord does not timely disburse the Final Retention pursuant to the terms of this Section 2.2.2.2, (B) Landlord has received an additional written notice from Tenant stating that the Final Retention was not timely disbursed, and (C) Landlord fails to cure such non-payment of the Final Retention within five (5) business days following its receipt of such additional notice, then the Coordination Fee to be calculated on such Final Retention shall be reduced by fifty percent (50%).  The foregoing reduction in the Coordination Fee shall be in addition to any remedy Tenant may have pursuant to the terms of Section 19.6 of the Lease or otherwise for Landlord’s failure to timely disburse any the Final Retention.

2.2.2.3                     Other Terms.  Landlord shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Tenant for Improvement Allowance Items.  All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

Landlord and Tenant hereby acknowledge and agree that in no event shall the Improvement Allowance Items include, and Landlord shall be solely responsible for, any and all costs to the extent related to and arising from the negligence or willful misconduct of Landlord.

2.3           Building Standards.  Landlord has established or may establish specifications for certain Building standard components, materials and finishes (collectively, “Building Standards”) to be used in the construction of the Improvements in the Premises, which Building Standards are set forth on Schedule 2 attached hereto and made a part hereof to be used in the construction of the Improvements in the Premises.  The quality of Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Improvements to comply with certain Building standards.  Landlord may make reasonable changes to said specifications for such Building Standards from time to time.  Removal requirements for Improvements are addressed in Article 8 of this Lease.

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SECTION 3

CONSTRUCTION DRAWINGS

3.1           Intentionally Omitted.

3.2           Final Space Plan.  The space plan attached hereto as Schedule 3 (the “Final Space Plan”) has been approved by Landlord and Tenant.

3.3           Intentionally Omitted.

3.4           Approved Working Drawings.  The term “Approved Working Drawings” shall mean those certain tenant improvement plans prepared by I.D. Studios (the “Architect”), dated as of May 14, 2009, and approved by Landlord and Tenant.  Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits on or before the date set forth in Schedule 1.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

3.5           Time Deadlines.  The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Work Letter Agreement are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto.  Tenant agrees to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1           Tenant’s Selection of Contractors.

4.1.1        The Contractor.  Tenant shall retain a contractor reasonably acceptable to Landlord to construct the Improvements.

4.1.2        Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, the parties hereto acknowledge and agree that it shall be reasonable for Landlord to withhold or condition its consent to such Tenant’s Agents to the extent Landlord requires Tenant to use a specific contractor to perform such work (as more particularly set forth in this Section 4.1.2 below).  If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.  The Electrical work must be

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performed by Berg Electrical.  Fire / Life Safety work must be performed by Berg Electrical.  Mechanical work must be performed by either ICS or Apex Mechanical.  Mechanical Direct Digital Control work must be performed by Dynalectric.

4.2           Construction of Improvements by Tenant’s Agents.

4.2.1        Construction Contract; Cost Budget.  Tenant shall engage the Contractor under an AIA A101 Stipulated Sum Agreement (1997 Electronic Version) accompanied by Landlord’s standard AIA A201 General Conditions (1997 Version) as modified by Landlord, or reasonably similar construction contracts (collectively, the “Contract”).  At least fifteen (15) business days prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).  Concurrently with Tenant’s payment to the Contractor of the amount disbursed by Landlord to Tenant pursuant to Section 2.2.2.1 of this Work Letter Agreement, Tenant shall pay the Contractor, Tenant’s pro-rata share of the total amount then due and owing to the Contractor (which pro-rata share shall equal a fraction, the numerator of which shall equal the “Over-Allowance Amount,” as that term is defined below, and the denominator of which shall equal the Final Costs), and such payment by Tenant shall be a condition to Landlord’s obligation to pay any additional/future portions of the Improvement Allowance pursuant to the terms and conditions of Section 2.2, above.  The “Over-Allowance Amount” shall be equal to the difference between the amount of the Final Costs and the amount of the Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Improvements).  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Work Letter Agreement, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2        Tenant’s Agents.

4.2.2.1     Landlord’s General Conditions for Tenant’s Agents and Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Improvements shall comply with the following:  (i) the Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation,

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the construction of the Improvements.  Tenant shall pay to Landlord, by means of a Landlord deduction from the Improvement Allowance, a logistical coordination fee (the “Coordination Fee”) in an amount equal to [***], which Coordination Fee shall be for services relating to the coordination of the construction of the Improvements.  If, commencing on the date of the Landlord Caused Delay and ending on the Landlord Caused Delay Termination Date, the cost of any or all of the Improvement Allowance Items increase by more than [***] ([***]), and Tenant provides Landlord with reasonable back-up documentation evidencing the resulting increase in the total cost of the Improvement Allowance Items (which would not have occurred but for the Landlord Caused Delay), no Coordination Fee shall be calculated on the increase in the total cost of the Improvement Allowance Items which otherwise would have been payable by Tenant but for the Landlord Caused Delay.

4.2.2.2     Indemnity.  Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.  Notwithstanding the foregoing terms of this Section 4.2.2.2, in no event shall the terms hereof be deemed to expand or otherwise increase Tenant’s obligations under Section 10.1 of this Lease, but instead the provisions of this Section 4.2.2.2 shall be viewed as setting forth examples of some, but not all, of the items identified in Section 10.1 of this Lease for which Tenant is, pursuant to the terms of Section 10.1, obligated to indemnify Landlord therefor.  Moreover, in the event of any conflict between the terms of this Section 4.2.2.2 and the terms of Section 10.1 of this Lease, the terms of Section 10.1 shall supersede, control and be binding upon the parties hereto.

4.2.2.3     Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

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4.2.2.4     Insurance Requirements.

4.2.2.4.1  General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Section 4.2.2.4.

4.2.2.4.2  Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3  General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor’s equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Work Letter Agreement.

4.2.3        Governmental Compliance.  The Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4        Inspection by Landlord.  Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord’s failure to inspect the

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Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord of, the Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5        Meetings.  Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the construction of the Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3           Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

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SECTION 5

MISCELLANEOUS

5.1           Tenant’s Representative.  Tenant has designated Mr. Kenny Lin and Ms. Pattie Jensen as its representatives with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

5.2           Landlord’s Representatives.  Landlord has designated Mr. Richard Mount as its sole representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

5.3           Time of the Essence in This Tenant Work Letter Agreement.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease or this Work Letter Agreement, if any default (beyond any applicable notice and cure periods) by Tenant under this Lease or this Work Letter Agreement (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the Substantial Completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold or condition payment of all or any portion of the Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of this Lease and this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

SECTION 6

LANDLORD DELAY

6.1           Definitions.  As used in this Lease and this Work Letter, a “Landlord Caused Delay” shall mean any actual delay to the Substantial Completion of the Improvements, resulting from the acts or omissions of Landlord or the Landlord Parties arising from, or attributable to, a failure of Landlord to provide Contractor and/or Tenant with reasonably adequate access to the Premises, provided that the foregoing shall not apply to the extent such failure is caused (in whole or in part) by any act, omission or occurrence that is beyond Landlord’s reasonable control, including, without limitation, power outages and utility related lockouts, strikes or other labor troubles.  For purposes of this Section 6.1, “Substantial Completion of the Improvements” shall mean completion of construction of the Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

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6.2           Determination of Landlord Caused Delay.  If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such Landlord Caused Delay (the “Delay Notice”).  The date upon which such Landlord Caused Delay ends shall be referred to in this Section 6.2 as the “Landlord Caused Delay Termination Date”.  If any actions, inaction or circumstances described in such Delay Notice are not cured by Landlord within five (5) business days after receipt of the Delay Notice, and if such actions, inaction or circumstances otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date Landlord received such Delay Notice and ending as of the Landlord Caused Delay Termination Date.

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SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

Dates*	Actions to be Performed

A. June 15, 2009.	Tenant to submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits.

B. At least fifteen (15) business days prior to the commencement of the construction of the Improvements.	Tenant shall provide Landlord with a statement of the Final Costs.

C. At least ten (10) days prior to the start of construction in the Premises.	Tenant shall notify Landlord of its intent to start construction to allow Landlord to post a notice of non-responsibility.

D. Upon Tenant’s receipt of the Permits.	Tenant shall provide Landlord with copies of such Permits together with the applicable notice to proceed allowing Contractor to perform the Improvements in the Premises.

E. Upon Substantial Completion.

Tenant shall deliver to Landlord (a) a copy of the Architect’s certificate, in which Architect certifies Tenant has caused the Substantial Completion of the Improvements in the Premises, and (b) a copy of the “signed off” building card indicating Tenant is permitted to occupy the Premises or its equivalent permitting Tenant to occupy the Premises.

F. Within ten (10) days after Substantial Completion of the Improvements.

Tenant shall furnish Landlord with a copy of the Notice of completion recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3090 of the Civil Code of the State of California or any successor statute.

* Notwithstanding the outside dates set forth in items A through F above, Tenant hereby agrees to use commercially reasonable efforts to expedite its performance of the actions listed above.

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SCHEDULE 2 TO EXHIBIT B

BUILDING STANDARDS

The following Premise Improvements Standards and Construction Guidelines identify the minimum quality for items used in the construction of Premises Improvements at the property identified above.

All Premises Improvement work associated with the project identified above shall comply with this Building Standard for a minimum quality of material and general design guidelines for specific design criteria, product specifications and means and methods to be employed during the execution of the work.

STANDARD PARTITIONS

DEMISING PARTITION

a.             3-5/8” x 25 min. gauge metal studs @ 16” on center.

b.             1 layer each side 5/8” thick type ‘x’ gypsum wallboard (where required).

c.             From floor slab to underside of concrete and metal deck floor/roof structure.

d.             R11 batt sound insulation in partition cavity (portion of walls — corridor, bathrooms & some office).

e.             Partition taped and sanded smooth to receive paint.

f.              Fire caulk @ partition and metal deck as required by City of San Diego.

g.             Provide minimum opening above ceiling as required for return air, with sound boots.

INTERIOR PARTITION

a.             2-1/2” x 25 gauge metal studs @ 24” on center.

b.             1 layer each side 5/8” thick type ‘x’ gypsum wallboard. From floor slab to underside of ceiling grids as applicable. Height may vary.

c.             Diagonal Bracing:  2-1/2” x 25 gauge metal studs at 45 degree diagonal to structure above staggered @ 4’-0” on center, and at door openings.

d.             Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.

e.             Metal corner bead at terminations of partitions and at the ceiling.

f.              All demising walls and tenant conference room walls to receive R-11 batt insulation within partition cavity and four foot on either side of partition over ceiling.

INTERIOR ONE-HOUR SEPARATION PARTITION

a.             Same as demising partition with fire dampers as required for penetrations and return air.

b.             Type X 5/8” wallboard shall be fire taped where fire ratings are required.

INTERIOR LOW PARTITION

a.             2-1/2” x 25 gauge metal studs @ 16” on center.

b.             1 layer each side and top 5/8” thick type ‘x’ gypsum wallboard.

c.             Heights vary to maximum of 68” above floor.

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d.             Metal corner beads at all exposed corners.

e.             Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.

f.              Pipe support at free end within partition cavity and every 4’ on center.

EXTERIOR WALL FURRING

a.             Below glazing sill and above glazing head, 1 layer 5/8” thick gypsum wallboard.

b.             Taped and sanded smooth to receive paint.

COLUMN FURRING

a.             2-1/2” x 25 gauge metal studs @ 24” on center.

b.             1 layer one side 5/8” thick type ‘x’ gypsum wallboard.

c.             From floor slab to 6” above ceiling grid or to deck above.

d.             Partition taped and sanded smooth to receive paint to a minimum of Level 4 finish.

DOORS, FRAMES AND HARDWARE

SINGLE CORRIDOR DOOR AND HARDWARE

a.             Single leaf U.L. rated, 20-minute suite entry door label attached to hinge side of door, 1-3/4” x 3’-0” x 8’-10”, solid core wood, clear plain sliced select white maple, book matched edges.  Door shall be pre-finished and pre-mortised for hardware.

b.             Frame:  3’-0” x 8’-10” “ Western Integrated prefinished satin aluminum with clear coat with squared edge, 20-minute fire rated.

c.             Hardware: Butts: two pair per door, Hager 700; Door Hardware: Schlage “L” Series, Lever style #17, A- Wrought Rose- typ.; Entrance Lockset # L9453P-626, Latchset # L9010P-626, and Office Lockset    # L9050-626; Door Stop: Hager 236W, concave wall stop; Closer: LCN #1461FC (where required); typical hardware finish: satin aluminum or satin stainless steel throughout unless otherwise noted.

d.             Closer at entry doors and any rated doors required by code: LCN 1460 Series, 4111 cylinder for accessibility.

DOUBLE CORRIDOR DOOR AND HARDWARE

a.             Double leaf U.L. rated 20-minute suite entry doors with label attached to hinge side of doors, 1-3/4” x 6’-0” x 8’-10”, solid core wood, clear plain sliced select white maple, book matched edges.  Door shall be pre-finished and pre-mortised for hardware. Book match face veneers with premium veneers grade of doors with matching veneer at vertical edge.

b.             Door shall be pre-finished and mortised for hardware.

c.             Frame:  6’-0” x 8’-10”, ‘Western Integrated’ prefinished satin aluminum with clear coat with squared edge, 20-minute fire rated.

d.             Hardware: Same as above modified and supplemented for double doors.

SINGLE INTERIOR DOOR AND HARDWARE

a.             Single leaf, 1-3/4” x 3’-0” x 8’-10”, solid core wood, 5 ply, plain sliced maple veneer, clear finish and premium grade.

b.             Matching veneer at vertical edges.

c.             20-minute rated with label attached to hinge side of door.

d.             Door shall be prefinished and mortised for hardware.

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e.             Frame:  3’-0” x 8’-10”, ‘Western Integrated’ flush trim clear anodized extruded aluminum, 20-minute fire rated.

f.              Hardware: Schlage “L” Series: Lever style #17, A- Wrought Rose, finish 626 satin chrome.  Corbin Russwin cylinders with an inter-changeable core and keyway.  Hinges: AB700, 4.5 x 4.5, ‘Hager’, finish: stainless steel — satin.  Stop: ‘Trimco’ 1211 series, finish 626.

g.             Sidelights shall be provided at all private offices as applicable.

DOUBLE INTERIOR DOOR AND HARDWARE

a.             Double leaf, 1-3/4” x 6’-0” x 8’-10”, solid core wood, 5 ply, plain sliced maple veneer, clear finish and premium grade.

b.             Match face veneers of doors.  Matching veneer at vertical edges.

c.             20-minute rated with label attached to hinge side of the door.

d.             Door shall be prefinished and mortised for hardware.

e.             Frame:  6’-0” x 8’-10”, ‘Western Intgrated’ flush trim clear anodized extruded aluminum, 20-minute fire rated.

f.              Hardware: Schlage “L” Series: , Lever style #17, A- Wrought Rose- typ, finish 626 hardware finish 626 satin chrome.  Corbin Russwin cylinders with an inter-changeable core and D3 keyway.  Hinges: AB700, 4.5 x 4.5, ‘Hager’, finish: stainless steel — satin.  Stop: ‘Trimco’ 1211 series, finish 626.  Auto flush bolts: DCI No. 942, finish to match 626.  Coordinator: DCI No. 600 series, finish to match 626. Closer: LCN 4041 series, parallel arm-heavy duty, finish: to match 626.  Closer: LCN 4041 series, parallel arm-heavy duty, finish to match 626.  Astragal: ‘Pemco’ 355CV.

OPTIONAL DOORS AS APPROVED BY LANDLORD

a.             Optional Doors as Selected by the Tenant for the tenant’s interior space may be submitted as outlined below subject to Landlords Approval:

•      Premium Grade wood doors with single glass lites with a stained and lacquered finish. Colors to match building standard, subject to Landlord Approval

•      Herculite Glass Doors with Stainless Steel Styles at top and bottom and concealed hinges.

•      Aluminum Storefront Doors with clear anodized finish set in Aluminum frames to match.

ACOUSTICAL CEILINGS

a.             2’ X 2’ x 9/16” Armstrong, Superfine XL 9/16” exposed tee system, finish: matte white, Steel T-bar grid system with wire suspension and seismic bracing per code.

b.             Tile: 24” X 24” X 7/8” Armstrong acoustical tile; Pattern - Cirrus with beveled tegular edge detail: Color - white. NRC: .65, CAC:38.

c.             Optional Ceiling Tile and Grid as Selected by the Tenant for the tenant’s interior space may be submitted as outlined below subject to Landlords Approval.

d.             Premium Grade Architectural Ceiling Tile and Grid subject to code compliance with textures and finishes as selected by tenant, subject to Landlord Approval.

e.             Tenant may elect to design an open ceiling plan subject to Landlords Approval.

f.              Open Ceilings may incorporate the following:

•      Floating Architectural Ceilings with Composo Edges and trims.

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•      Floating Hard lid ceilings.

•      Painted and Exposed Structure for Loft Style Architectural Impact.

ELECTRICAL

The base building is served by a 277/480v 3ph. Main Distribution Section with 3000 amp meter section.

New 277v distribution, lighting panels, transformers and 120v convenience power panels shall be part of the Premise Improvements.

All electrical distribution shall be fully engineered in compliance with local building codes, the National Electric Code and California Title 24 and shall be subject to Landlords review and approval.

Tenant electrical drawings shall include a review of the base building electrical drawings to include all necessary metering, distribution and connections.

Tenant electrical design, fixtures and components shall be compliant with Kilroy Sabre Springs Construction Guidelines and subject to certification by Landlord’s consultant.

LIGHT FIXTURES

a.             Recessed Lightolier or similar 2x2 and 2x4 Direct/Indirect Fluorescent Fixtures

•      5-1/2” Micro Perforated Mesh Lamp Shield.

•      (2) T-5 lamps per fixture with electronic T-5 rapid start ballast

•      Lamps: Phillips 32 Watt

•      Color 741-4100K (cool white)

b.             Delray Rocket II Pendant Hung Compact Fluorescent Light Fixtures

c.             Verve II Suspended Linear Indirect Fixture

Tenant may elect to use additional or alternate Architectural Lighting subject to Landlords Approval of Plans and Specs.

Corridors — General Lighting: Lithonia Lighting — Avante 2’ x 2’, 2 lamp Linear T8 indirect recessed luminaire, model #2AV-G-2-17-MDR-277-GEB.

LIGHT CONTROLS

a.             Novitas Sensors.

b.             Wall - #01-DL401.

c.             Ceiling:  One Way 01-100.

d.             Ceiling:  Two Way 01-110

ELECTRICAL WALL OUTLET

a.             Specification Grade, Leviton 15A, 125V, Decora/single switch.

b.             Color - White.

c.             Mounted vertically.

d.             Outlet height at 15” above finish floor to centerline of outlet U.O.N. as required for ADA compliance.

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TELEPHONE WALL OUTLET

a.             Mud ring cut into wall - mounted vertically.

b.             ¾” metal conduit stub above ceiling with 6” pigtail at top of wall.

c.             Cover plate and wiring by Tenant’s telephone vendor.

EXIT SIGN LIGHTS

a.             Alkco Edge-Glo Exit /Directional signs, recessed ceiling mounted LED housing, green letters on a clear panel background or equivalent.

b.             Provide exit lights with battery back up at all exits required by code.

c.             All life safety items including horns & strobes and speaker shall have white covers.

AUTOMATIC FIRE SPRINKLERS

a.             Fully fire sprinklered building with main and branch distribution lines available for tenant modification.

b.             Reliable sprinkler model “G” pendant semi-recessed sprinkler with white sprinkler and escutcheon.

•      165 degree Fahrenheit temperature rating.

c.             Reliable sprinkler model “G4” concealed sprinkler head with white cover plate. (To be used in all public areas).

•      165 degree Fahrenheit temperature rating.

HEATING AND AIR CONDITIONING DISTRIBUTION

All mechanical design shall be fully engineered in compliance with local building codes, the Uniform Mechanical Code and California Title 24.

All new mechanical fixtures and components shall be compliant with Kilroy Sabre Springs Construction Guidelines and subject to certification by Landlord’s consultant.

An Indoor Air Quality Management Plan shall be prepared in compliance with the Kilroy Sabre Springs Construction Guidelines prior to construction.

AIR DISTRIBUTION FOR TYPICAL FLOORS

VAV’s with DDC Controls and hot water reheat at exterior zones, designed and sized by a licensed Mechanical Engineer approved by Landlord, shall be supported by base building AHU’s and High-pressure ducts on a per floor basis.

Each zone shall be controlled by an electronic thermostats tied back to existing base building energy management system.

Tenant may elect to design an open ceiling plan with existing exposed galvanized rigid ductwork configured as required for tenant distribution of conditioned air.

Air delivery above concealed ceiling spaces may be via low pressure, insulated ducting with air diffusers as described below.  [***]

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PLUMBING

All plumbing design shall be fully engineered in compliance with local building codes, the Uniform Plumbing Code and California Title 24.

All new plumbing fixtures shall be compliant with Kilroy Sabre Springs construction guidelines and subject to certification by Landlord’s consultant.

Approved plumbing fixtures include:

a.     “Elkay” Pacemaker sink # PSR-1720 - stainless steel, two faucet holes, or equivalent.

b.     Hi-Arc Dual Handle bar faucet by “Elkay” # LK-2437-BH or equivalent.

c.     Undercounter Dishwasher: Asko model #D1706, suitable for ADA requirements.

d.     Garbage Disposal: Insinkerator, Model #77, ¾ horsepower, stainless steel construction.

FINISHES

GLAZING / WINDOW FRAMES AT OFFICES & CONFERENCE ROOM:

a.             Shall be Western Integrated aluminum, 3-3/4” or 4-7/8” throat, pre-finished satin aluminum w/ clear coat with squared edge- to match standard door frames style and color.

b.             ¼” glazing, clear, tempered where required by code.

c.             Side-lite glazing, size: 1’-6” wide by full height  (inside window frame to window frame)

d.             All private office shall have side-lites.

PAINT

a.             Manufacturer:  To Be Determined, As approved Landlord consultant in compliance with the Kilroy Sabre Springs construction guidelines.

b.             Two coats minimum semi-gloss interior latex washable paint.

c.             Include paint on tenant side of demising partition, both sides of interior partition, above and below exterior glazing as required and all column fur outs and perimeter walls.

FLOOR COVERING/LOBBY & COMMON AREAS

a.             Carpet:  Loop:  28 oz. or equal, Manufacture To Be Determined, As approved Landlord consultant in compliance with the Kilroy Sabre Springs construction guidelines.

b.             Direct glue down installation for all carpet.

c.             12 x 12 Vinyl Tile shall be ‘Armstrong’ or approved equal.

d.             Optional architectural flooring as approved by Landlord

TILE FLOORING

a.             Ceramic tile or Natural stone as selected by tenant subject to Landlord’s approval.

BASE

a.             2-1/2”Rubber Base by Roppe

b.             2 ½” tile base in tiled areas as approved by Landlord.

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PLASTIC LAMINATE

a.             Formica, Wilsonart or approved equal.

WINDOW COVERINGS

a.             Exterior window covering to be PVC Perforated Vertical Blinds.

b.             Blinds to be sized to fit inside window module.

c.             MechoShade —With Landlord’s prior approval, manually operated units are to receive ThermoVeil 0900 Series Privacy Weave ShadeCloth with an approximate openness factor of 0-1%.  Color is to match (0910 Light Grey) the fabric used on the shades.

FIRE/LIFE SAFETY

a.             As required by code.

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SCHEDULE 3 TO EXHIBIT B

FINAL SPACE PLAN

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EXHIBIT C

KILROY SABRE SPRINGS

NOTICE OF LEASE TERM DATES

To:

Re:                               Office Lease dated                         , 200     between                                         , a                                            (“Landlord”), and                                               , a                                                (“Tenant”) concerning Suite              on floor(s)                      of the office building located at                                                         ,                               , California.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                       The Lease Term shall commence on or has commenced on                              for a term of                                      ending on                                     .

2.                                       Rent commenced to accrue on                                     , in the amount of                                 .

3.                                       If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                       Your rent checks should be made payable to                                      at                                       .

5.                                       The exact number of rentable/usable square feet within the Premises is                          square feet.

6.                                       Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is                 %.

[signature page to follow]

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“Landlord”:

,
a

By:
Its:

Agreed to and Accepted
as of , 200 .

“Tenant”:

a

By:
Its:

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EXHIBIT D

KILROY SABRE SPRINGS

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.             Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Diego, California area.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other similar commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.             No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates.  Landlord shall have the right, in its reasonable discretion, to prescribe the weight,

1

size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is reasonable necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.             No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably designated by Landlord.

6.             The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.             No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.             Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent, except in connection with the installation of wall hangings that are customarily permitted in first-class office buildings (including, without limitation, picture frames).  Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.           Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.           Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law.  Tenant shall maintain material safety data sheets for any Hazardous Material used or kept on the Premises (provided that Landlord acknowledges that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products

2

may violate the foregoing terms, and that the use of such products in the Premises in the manner in which such products are designed to be used and in compliance with Applicable Laws shall not be a violation by Tenant of this Rule 11).

12.           Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.           Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.           Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.           No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.  Notwithstanding the terms of this Rule 15, Tenant shall be permitted to maintain for its own use a customary office kitchen, subject to the terms of the Lease and Applicable Laws.

16.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17.           Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.           Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.  Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products within the Building or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

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19.           Tenant shall use commercially reasonable efforts not to waste electricity, water or air conditioning and agrees to use commercially reasonable efforts to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall participate in recycling programs undertaken by Landlord.

20.           Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal; provided, however, Tenant may, subject to all of the terms and conditions of this Lease, including but not limited to Rules 11 and 13 above, maintain separate trash enclosures for the storage of non-conforming disposal items to the extent Tenant satisfies and complies with applicable laws or other governmental regulations relating to the storage and disposal thereof.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.           Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.           No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense.  Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.  Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

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24.           The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.           Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord vis-à-vis the operation of the Project which are not inconsistent with the TCCs of the Lease.

26.           Tenant must comply with any City of San Diego “NO-SMOKING” ordinances.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

27.           Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28.           All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises to absorb or prevent any vibration, noise and annoyance.

29.           Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.           No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.           No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32.           Intentionally Omitted.

33.           If required by law, Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the

5

preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided, however, Landlord shall not make any new Rules and/or Regulations, or change any Rule and/or Regulation, which would materially and adversely affect Tenant’s use, occupancy or access to the Premises, the Building, or the Project parking areas.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the  Project; provided, however, in no event shall Landlord enforce such Rules and Regulations in a discriminatory manner to the detriment of Tenant.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT E

KILROY SABRE SPRINGS

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                       , 200   by and between                                as Landlord, and the undersigned as Tenant, for Premises on the                              floor(s) of the office building located at                             ,                               , California                         , certifies as follows:

1.             Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.             The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                       , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.             Base Rent became payable on                         .

4.             The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.             Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                             Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.             All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                       .  The current monthly installment of Base Rent is $                                          .

8.             All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.             No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

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10.           As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.           If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.           There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.           Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.           To the undersigned’s knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                              on the          day of                       , 200  .

“Tenant”:

,
a

By:
Its:

By:
Its:

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EXHIBIT F

KILROY SABRE SPRINGS

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

& MALLORY LLP

1901 Avenue of the Stars, 18th Floor

Los Angeles, California  90067

Attention:  Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the      day of                 , 200    , by and between                                      (“Landlord”), and                                   (“Tenant”), with reference to the following facts:

A.            Landlord and Tenant entered into that certain Office Lease Agreement dated           , 200     (the “Lease”).  Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B.            The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately        (    ) acres of real property located in the City of                         , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C.            Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated                                 , 200    , in connection with the Project.

D.            Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1.             Tenant’s Recognition of Declaration.  Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

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2.             Miscellaneous.

2.1           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2           This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3           This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing.  The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4           This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5           In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6           All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7           If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8           Time is of the essence of this Agreement.

2.9           The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10         As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

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SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,
a

By:
Its:

“Tenant”:

,
a

By:
Its:

By:
Its:

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EXHIBIT G

KILROY SABRE SPRINGS

MARKET RENT DETERMINATION FACTORS

When determining Market Rent, the following rules and instructions shall be followed.

1.             RELEVANT FACTORS.  The “Comparable Transactions” shall be the “Net Equivalent Lease Rates” per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the Option Term, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises containing a square footage comparable to that of the Premises for a term of [***] The terms of the Comparable Transactions shall be calculated as a “Net Equivalent Lease Rate” pursuant to the terms of this Exhibit G, and shall take into consideration only the following terms and concessions:  (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (v) any “Renewal Allowance,” as defined herein below, to be provided by Tenant in connection with the Option Term as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the existing improvements, and (vi) all other monetary concessions.  [***]

2.             TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as an enhanced security deposit, a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term.  [***]

3.             RENEWAL IMPROVEMENT ALLOWANCE.  Notwithstanding anything to the contrary set forth in this Exhibit G, once the Market Rent for the Option Term is determined as a Net Equivalent Lease Rate, if (i) in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises (the total dollar value of such allowance, the “Renewal Allowance”), Landlord shall disburse the Renewal Allowance pursuant to a reasonable disbursement procedure (consistent with the terms of Section 2.2.1 of the Work Letter Agreement) and the terms of Article 8 of this Lease, and, as set forth in Section 5, below, of this Exhibit G, the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Landlord will fund a Renewal Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.

4.             COMPARABLE BUILDINGS.  For purposes of this Lease, the term “Comparable Buildings” shall mean first-class multi-tenant occupancy office buildings

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comparable to the Building in terms of age (based upon the date of completion of major renovation), quality of construction, level of services and amenities (including the type (e.g., surface, structured, subterranean) and amount of parking), ingress and egress, freeway access and visibility, which Comparable Buildings are located in comparably sized office projects and are located in the “Comparable Area,” which is [***].

5.             METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions.  By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1.          The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term.  All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with this Lease.  This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2           Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3           The resultant net cash flow from the lease should be then discounted (using an [***] percent ([***]%) annual discount rate) to the lease commencement date, resulting in a net present value estimate.

5.4           From the net present value, up front inducements (improvements allowances and other concessions) and leasing commissions should be deducted.  These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5           The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of [***] percent ([***]%) used in the present value analysis.  This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

6.             USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a “Base Year” lease rate applicable to each year of the Option Term.

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An example of the application of using the process set forth on this Exhibit G to arrive at the Market Rent is attached hereto as Schedule 1.

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SCHEDULE 1 TO EXHIBIT G

KILROY SABRE SPRINGS

DETERMINATION OF MARKET RENT – EXAMPLE

As an example of the determination of the Market Rent, assume that there is a 10,000 rentable square foot Comparable Transaction with a five (5) year term, Base Rent of $75.00 per rentable square foot with One Dollar ($1) annual increases, a tenant improvement allowance of $25.00 per rentable square foot, three (3) months of free rent, and Base Year Operating Expenses and Tax Expenses of $12.00 per rentable square foot.  Based on the foregoing, the Net Equivalent Lease Rate analysis would be as follows.

1.             The contractual rent payments for each of the Comparable Transactions should be arrayed monthly over the lease term. See Column 2 in the attached spreadsheet.

2.             From this figure, the initial lease year operating expenses (from gross leases) should be deducted, leaving a net lease rate over the lease term.  See Column 3 in the attached spreadsheet.

3.             This results in the net rent received by each landlord under the Comparable Transactions being expressly as a monthly net rent payment.  See Column 4 in the attached spreadsheet.

4.             Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.  See the amounts set forth in months 1, 2 and 3 of Column 2 in the attached spreadsheet.

5.             The resultant net cash flow from the lease should be then discounted (using an eight percent (8%) annual discount rate) to the lease commencement date, resulting in a net present value estimate.  The net present value of the amounts set forth in Column 4 of the attached spreadsheet is $2,479,851.66.

6.             From the net present value, up-front inducements (tenant improvement allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting, since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.  The net present value amount set forth in number 5, above, less the tenant improvement allowance, is $2,229,851.66.

7.             The net present value should then amortized back over the lease term as a level monthly net rent payment using the same annual discount rate of eight percent (8%) used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).  The net present value amount set forth in number 6, above, amortized back over the term at eight percent (8%) results in a net monthly rent payment of $45,213.35.

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8.             The net monthly rent payment set forth in number 7 above must then be converted to a rentable square foot number by dividing the amount by the rentable square footage of the space (i.e., 10,000 rentable square feet).  This results in a net monthly rent payment per rentable square foot of $4.52.

9.             The net monthly rent payment per rentable square foot must then be multiplied by the rentable square footage of the Premises (for purposes of this example, assume the rentable square footage of the Premises is 18,242 rentable square feet), resulting in a net monthly rent payment for the Premises during the applicable Term of $82,453.84.

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EXHIBIT 2 TO EXHIBIT G

KILROY SABRE SPRINGS

Determination of Market Rent - Example

Premises (RSF)	10,000
Initial Annual Rental Rate per RSF	$75.00
Annual Escalation	$12.00
Abatement (months)	3
Tenant Improvement Allowance per rsf	$25.00

Period	Monthly Base Rent	Monthly Operating Expenses	Monthly Net Rent Payment

1	$—	$10,000.00	$(10,000.00)
2	$—	$10,000.00	$(10,000.00)
3	$—	$10,000.00	$(10,000.00)
4	$62,500.00	$10,000.00	$52,500.00
5	$62,500.00	$10,000.00	$52,500.00
6	$62,500.00	$10,000.00	$52,500.00
7	$62,500.00	$10,000.00	$52,500.00
8	$62,500.00	$10,000.00	$52,500.00
9	$62,500.00	$10,000.00	$52,500.00
10	$62,500.00	$10,000.00	$52,500.00
11	$62,500.00	$10,000.00	$52,500.00
12	$62,500.00	$10,000.00	$52,500.00
13	$63,333.33	$10,000.00	$53,333.33
14	$63,333.33	$10,000.00	$53,333.33
15	$63,333.33	$10,000.00	$53,333.33
16	$63,333.33	$10,000.00	$53,333.33
17	$63,333.33	$10,000.00	$53,333.33
18	$63,333.33	$10,000.00	$53,333.33
19	$63,333.33	$10,000.00	$53,333.33
20	$63,333.33	$10,000.00	$53,333.33
21	$63,333.33	$10,000.00	$53,333.33
22	$63,333.33	$10,000.00	$53,333.33
23	$63,333.33	$10,000.00	$53,333.33
24	$63,333.33	$10,000.00	$53,333.33
25	$64,166.67	$10,000.00	$54,166.67
26	$64,166.67	$10,000.00	$54,166.67
27	$64,166.67	$10,000.00	$54,166.67
28	$64,166.67	$10,000.00	$54,166.67
29	$64,166.67	$10,000.00	$54,166.67

1

30	$64,166.67	$10,000.00	$54,166.67
31	$64,166.67	$10,000.00	$54,166.67
32	$64,166.67	$10,000.00	$54,166.67
33	$64,166.67	$10,000.00	$54,166.67
34	$64,166.67	$10,000.00	$54,166.67
35	$64,166.67	$10,000.00	$54,166.67
36	$64,166.67	$10,000.00	$54,166.67
37	$65,000.00	$10,000.00	$55,000.00
38	$65,000.00	$10,000.00	$55,000.00
39	$65,000.00	$10,000.00	$55,000.00
40	$65,000.00	$10,000.00	$55,000.00
41	$65,000.00	$10,000.00	$55,000.00
42	$65,000.00	$10,000.00	$55,000.00
43	$65,000.00	$10,000.00	$55,000.00
44	$65,000.00	$10,000.00	$55,000.00
45	$65,000.00	$10,000.00	$55,000.00
46	$65,000.00	$10,000.00	$55,000.00
47	$65,000.00	$10,000.00	$55,000.00
48	$65,000.00	$10,000.00	$55,000.00
49	$65,833.33	$10,000.00	$55,833.33
50	$65,833.33	$10,000.00	$55,833.33
51	$65,833.33	$10,000.00	$55,833.33
52	$65,833.33	$10,000.00	$55,833.33
53	$65,833.33	$10,000.00	$55,833.33
54	$65,833.33	$10,000.00	$55,833.33
55	$65,833.33	$10,000.00	$55,833.33
56	$65,833.33	$10,000.00	$55,833.33
57	$65,833.33	$10,000.00	$55,833.33
58	$65,833.33	$10,000.00	$55,833.33
59	$65,833.33	$10,000.00	$55,833.33
60	$65,833.33	$10,000.00	$55,833.33

2

Net Present Value @ 8%	$2,479,851.66
Up-front inducements (Tenant Improvements & Other)	$250,000.00
Net Present Value net of inducements	$2,229,851.66
Monthly Amortization @ 8%	$45,213.35
Net Monthly Rent Payment pre rentable square foot	$4.52
Rentable Square Footage of Premises	18,242
Net Monthly Rent Payment for the Premises during the applicable Term	$82,453.84

3

EXHIBIT H

KILROY SABRE SPRINGS

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [( ) - ] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                        IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type] (“TENANT”), UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.             THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.             BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT FUNDS IN THE AMOUNT OF USD                   ARE NOW DUE AND OWING BY TENANT UNDER THE LANDLORD UNDER THE LEASE (DEFINED BELOW) AND BENEFICIARY HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD                        IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”),

1

BY AND BETWEEN [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”), AND [Insert Tenant’s Name], A [Insert Entity Type] (“TENANT”, AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY TENANT THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE TENANT’S BREACH OF THE SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.                        AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                        AS THE RESULT OF TENANT’S FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), , WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                        AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED AGAINST TENANT UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), , WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

2

ALL BANKING CHARGES OTHER THAN ISSUING BANK’S ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF (Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY BENEFICIARY.  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ‘‘DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.                       .”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY.  IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY.  AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.  IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE.  PRESENTATION BY FACSIMILE

3

TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (      )       -        ], ATTENTION:  [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (      )       -        ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER.  WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION.  ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH PRECEDING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, (Expiration Date).

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO 590).

Very truly yours,

(Name of Issuing Bank)

By:

4

EXHIBIT I

SHORT FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Sheppard Mullin Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130
Attention:  Michael R. Leake, Esq.

SHORT FORM OF MEMORANDUM OF LEASE

THIS SHORT FORM OF MEMORANDUM OF LEASE is entered into as of the              day of                 , 20    , by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”), who agree as follows.

1.             Terms and Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, approximately 18,242 rentable (15,864 usable) square feet of space on the fifth (5th) floor of that certain building (the “Building”) located at 13520 Evening Creek Drive North, San Diego, California 92128 (the “Premises”), for the term and in accordance with the provisions of that certain Lease by and between Landlord and Tenant, dated as of May 22, 2009 (the “Lease”).  The provisions of the Lease are hereby incorporated herein.

2.             Certain Express Lease Terms.  As more particularly set forth in the referenced sections of the Lease, Tenant enjoys the following rights pursuant to the terms and conditions of the Lease:  (i) an initial Lease Term of approximately seven (7) years and ten (10) months, which initial Lease Term shall commence on May 7, 2009, as more particularly set forth in the Lease, and (ii) one (1) option to extend the Lease Term for the entire Premises by a period of five (5) years, as more particularly set forth in the Lease.

3.             Provisions Binding on Parties.  The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties hereto and their assigns or successors, as applicable, at all times.

1

4.             Purpose of Short Form of Memorandum of Lease.  This Short Form of Memorandum of Lease is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

LANDLORD	KILROY REALTY, L.P.,
a Delaware limited partnership

	By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By:

Its:

By:

Its:

TENANT	BRIDGEPOINT EDUCATION, INC.,
a Delaware corporation

By:

Its:

By:

Its:

2

EXHIBIT J

KILROY SABRE SPRINGS

LOCATION OF RESERVED PASSES

1

STAIR 2
DN
TWO WAY AISLE
RAMP
P.E.C.
TWO WAY AISLE
TWO WAY AISLE
TWO WAY AISLE
4
5
6
TWO WAY AISLE
DN
STAIR 1

13520 Evening Creek Parking Structure 3rd level

2

EXHIBIT K

KILROY SABRE SPRINGS

LOCATION OF BUILDING TOP SIGNAGE

TENANT'S
BUILDING-TOP
SIGNAGE
Hospira
Bridgepoint
NOTE:
1. Eyebrow Size Needs to be verified
2. Image not to Scale for Illustration
Purposes only.

1